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CORPORATE INCOME FUND--DEFINED ASSET FUNDS

                             INFORMATION SUPPLEMENT

     CASH OR ACCRETION BOND SERIES         MONTHLY PAYMENT SERIES
     FIRST GNMA SERIES PREFERRED STOCK PUT SERIES
     INSURED SERIES                        SELECT SERIES
     INTERMEDIATE TERM SERIES

  This Information Supplement provides additional information concerning the structure, operations and risks of corporate bond trusts (each, a "Fund") of Defined Asset Funds not found in the prospectuses for the Funds. This Information Supplement is not a prospectus and does not include all of the information that a prospective investor should consider before investing in a Fund. This Information Supplement should be read in conjunction with the prospectus for the Fund in which an investor is considering investing ("Prospectus"). Copies of the Prospectus can be obtained by calling or writing the Trustee at the telephone number and address indicated in the Prospectus.

 This Information Supplement is dated May 15, 1995. Capitalized terms have been defined in the Prospectus.





                                TABLE OF CONTENTS

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FUND STRUCTURE

  The Fund, a series of Corporate Income Fund, is a "unit investment trust" created by a Trust Indenture (the "Indenture") among the Sponsors, the Trustee and the Evaluator. The First GNMA Series was created under Massachusetts law and all other Series were created under New York law. Most Funds were formed for the purpose of providing a high level of current income through investment in a fixed portfolio (the "Portfolio") of Securities issued primarily by corporations, although an additional objective of the INSURED SERIES, and FIRST GNMA SERIES is to obtain substantial safety of capital. Additional objectives of the PREFERRED STOCK PUT SERIES are to provide dividend income that is eligible for the dividends-received deductions for corporations, and to minimize loss of capital and reduce fluctuations in the value of the Units. In addition, the objective of the CASH OR ACCRETION BOND SERIES and the SELECT SERIES is to provide investors a choice between semi-annual distributions of cash or additional Units through compounding. The Debt Obligations may include taxable obligations issued or guaranteed by the United States or foreign governments, or agencies, political subdivisions or instrumentalities thereof, and payable in United States currency. The Debt Obligations held by the Fund may be secured or unsecured (including both senior unsecured indebtedness and indebtedness which is subordinated to other indebtedness), have fixed final maturity dates and do not have any conversion or equity features. To the extent that references in this Prospectus are to articles and sections of the Indenture, which are hereby incorporated by reference, the statements made herein are qualified in their entirety by this reference. The Fund may be an appropriate investment vehicle for investors who desire to participate in a portfolio of taxable fixed rate securities with greater diversification than they might be able to acquire individually. In addition, securities of the type deposited in the Fund often are not available in small amounts.

  The Portfolio contains different issues of debt obligations with fixed final maturity or disposition dates. As used herein, the terms "Debt Obligations" and "Securities" mean the bonds, debt obligations or securities initially deposited in the Fund and described under Portfolio in Part A and replacement and additional bonds, debt obligations or securities acquired and held by the Fund pursuant to the provisions of the Indenture (see Description of the Fund--The Portfolio; Administration of the Fund--Portfolio Supervision).

  The deposit of the Securities in the Fund on the Initial Date of Deposit established a proportionate relationship among the face amounts of Securities of specified interest rates and maturities in the Portfolio. For certain Series,
                                       1

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following the Initial Date of Deposit, the Sponsors may deposit additional
Securities ("Additional Securities"), contracts to purchase Additional Securities or cash (or a bank letter of credit in lieu of cash) with instructions to purchase Additional Securities in order to create new Units. Replacement Securities may be acquired under specified conditions (see Description of the Fund--The Portfolio; Administration of the Fund--Portfolio Supervision).

  The holders ("Holders") of units of interest ("Units") will have the right to have their Units redeemed (see Redemption) at a price based on the aggregate bid side evaluation of the Securities ("Redemption Price per Unit") if the Units cannot be sold in the over-the-counter market which the Sponsors propose to maintain at prices determined in the same manner (see Market for Units). On the Evaluation Date, each Unit represented the fractional undivided interest in the Securities in the Fund as set forth under Investment Summary in Part A, plus any cash adjustments and accrued interest. Thereafter, if any Units are redeemed, the face amount of Securities in the Fund will be reduced and the fractional undivided interest represented by each remaining Unit in the balance will be increased. Units will remain outstanding until redeemed upon tender to the Trustee by any Holder (which may include the Sponsors) or until termination of the Indenture (see Redemption; Administration of the Fund-- Amendment and Termination).

RISK FACTORS

GENERAL

  An investment in Units of the Fund should be made with an understanding of the risks which an investment in fixed-rate securities may entail, including the risk that the value of the Portfolio and hence of the Units will decline with increases in interest rates, as described below. In recent years there have been wide fluctuations in interest rates and thus in the value of fixed rate securities generally. The Sponsors cannot predict future economic policies or their consequences or, therefore, the course or extent of any similar fluctuations in the future. The Portfolio consists primarily of publicly held Securities which, in many cases, do not have the benefit of covenants which would prevent the issuer from engaging in capital restructurings or borrowing transactions in connection with corporate acquisitions, leveraged buyouts or restructurings, which could have the effect of reducing the ability of the corporation to meet its obligations and may in the future result in the ratings of the Debt Obligations and the value of the underlying Portfolio being reduced.

  Units offered in the secondary market may reflect redemptions or prepayments, in whole or in part, or defaults on, certain of the Securities originally deposited in the Fund or the disposition of certain Securities originally deposited in the Fund to satisfy redemptions of Units or pursuant to the exercise by the Sponsors of their supervisory role over the Fund (see Payment of the Debt Obligations and Life of the Fund and Administration of the Fund--Portfolio Supervision). Accordingly, the face amount of Units may be less than their original face amount at the time of the creation of the Fund. A reduced value per Unit does not therefore mean that a Unit is necessarily valued at a market discount; market discounts, as well as market premiums, on Units are determined solely by a comparison of a Unit's outstanding face amount and its evaluated price.

  The Securities are generally not listed on a national securities exchange. Whether or not the Securities are listed, the principal trading market for the Securities will generally be in the over the counter market. As a result, the existence of a liquid trading market for the Securities may depend on whether dealers will make a market in the Securities. There can be no assurance that a market will be made for any of the Securities, that any market for the Securities will be maintained or of the liquidity of the Securities in any markets made. In addition, the Fund may be restricted under the Investment Company Act of 1940 from selling Securities to any Sponsor. The price at which the Securities may be sold to meet redemptions and the value of the Fund will be adversely affected if trading markets for the Securities are limited or absent.

  A Fund may contain or be concentrated in one or more of the classifications set forth below under Other Factors. A Fund is considered to be "concentrated" in a particular classification when the aggregate face amount, or par or stated value, of those securities constitutes more than 25% of the aggregate face amount, or par or stated value, of the Securities in the Fund. An investment in Units should be made with an understanding of the risks which these investments may entail, certain of which are described under Other Risk Factors below.

INSURED SERIES

  The Investment Summary in Part A sets forth the aggregate face amount of the Portfolio that is insured by an insurance company and whether the insurance covers the bonds as long as they are outstanding ("permanent insurance" or insurance "to maturity") or while the bonds are held by the Fund ("portfolio insurance").

Permanent Insurance

  The Debt Obligations in FIRST THROUGH FOURTH INSURED SERIES (the "Insured Debt Obligations") have been insured by Financial Security Assurance Inc. ("Financial Security") (see The Insurers below). These surety bonds
                                       2

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are non-cancelable and will continue in force so long as the Insured Debt
Obligations are outstanding. The cost of this insurance is borne by the Sponsors. The insurance guarantees the scheduled payment of principal and interest on but does not guarantee the market value of the Insured Debt Obligations or the value of the Units. The Insurance does not guarantee accelerated payments of principal or cover redemptions.

Portfolio Insurance

  The FIFTH AND SUBSEQUENT INSURED SERIES have obtained portfolio insurance ("Portfolio Insurance") from either MBIA Insurance Corporation ("MBIA Corp.") or Financial Security (each referred to as an "Insurer" or the "Insurers") (see The Insurers below) that guarantees the scheduled payments of the principal of and interest on the Debt Obligations ("Portfolio-Insured Debt Obligations") while they are owned by the Fund. Since the Portfolio Insurance applies to Debt Obligations only while they are owned by the Fund, the value of Portfolio-Insured Debt Obligations (and hence the value of the Units) may decline if the credit quality of any Portfolio-Insured Debt Obligation is reduced. Premiums for Portfolio Insurance are payable monthly in advance by the Trustee on behalf of the Fund. The insurance obtained by the Fund is only effective as to Debt Obligations owned by and held in the Fund and, consequently, does not cover Debt Obligations for which the contract for purchase fails. A "when issued" bond will be covered under each policy upon the settlement date of the "when issued" bond. Each policy shall continue in force only with respect to Debt Obligations held in and owned by the Fund, and the Insurer shall not have any liability under the policy with respect to any Debt Obligations which do not constitute part of the Fund.

  By the terms of its policy, the Insurer will unconditionally guarantee to the Fund the payment, when due, required of the issuer of the Debt Obligations of an amount equal to the principal of (either at the stated maturity or by any advancement of maturity pursuant to a mandatory sinking fund payment) and interest on the Bonds as the payments shall become due but not paid except that in the event of any acceleration of the due date of principal by reason of mandatory or optional redemption (other than mandatory sinking fund redemption), default or otherwise, the payments guaranteed will be made in the amounts and at the times as would have been due had there not been an acceleration by reason of mandatory or optional redemption (other than a mandatory sinking fund redemption), default or otherwise. The Insurer will be responsible for those payments less any amounts received by the Fund from any trustee for the bond issuers or from any other source. In the event the due date of the principal of any Debt Obligation is accelerated, the payments required by the acceleration are received by the Fund, and the Debt Obligation is cancelled, the Portfolio Insurance will terminate with respect to that Debt Obligation. Each policy does not guarantee payment on an accelerated basis, the payment of any redemption premium or the value of the Units. Each policy also does not insure against nonpayment of principal of or interest on the Debt Obligations resulting from the insolvency, negligence or any other act or omission of the trustee or other paying agent for the Debt Obligations.

  Each insurance policy is non-cancelable and will continue in force so long as the Fund is in existence and the Securities described in the policy continue to be held in and owned by the Fund. Each policy shall terminate as to any Debt Obligation which has been redeemed from the Fund or sold by the Trustee on the date of the redemption or on the settlement date of the sale, and the Insurer shall not have any liability under the policy as to that Debt Obligation thereafter. If the date of the redemption or the settlement date of the sale occurs between a record date and a date of payment of any Debt Obligation, the policy will terminate as to that Debt Obligation on the business day next succeeding the date of payment. The termination of the policy as to any Debt Obligation shall not affect the Insurer's obligations regarding any other Debt Obligation in the Fund or any other fund which has obtained an insurance policy from the Insurer. Each policy will terminate as to all Debt Obligations on the date on which the last of the Debt Obligations matures, is redeemed or is sold by the Fund. As Portfolio-Insured Debt Obligations are redeemed by their respective issuers or are sold by the Trustee, the amount of the premium payable for the Portfolio Insurance will be correspondingly reduced. Nonpayment of premiums on the policy obtained by the Fund will not result in the cancellation of insurance but will permit the Insurer to take action against the Trustee to recover premium payments due it. The Trustee in turn will be entitled to recover the payments from the Fund.

  Upon the sale of a Portfolio-Insured Debt Obligation from the Fund, the Trustee has the right, pursuant to an irrevocable commitment obtained from the Insurer, to obtain insurance to maturity ("Permanent Insurance") on the Debt Obligation upon the payment of a single predetermined insurance premium from the proceeds of the sale. Accordingly, any Debt Obligation in the Fund is eligible to be sold on an insured basis. It is expected that the Trustee will exercise the right to obtain Permanent Insurance upon instructions from the Sponsors only if the Fund would receive net proceeds from the sale of the Debt Obligation (sale proceeds less the insurance premium attributable to the Permanent Insurance and the related custodial and rating agency fees) in excess of the sale proceeds that would be received if the Debt Obligation were sold on an uninsured basis. The premiums for Permanent Insurance for each Portfolio-Insured Debt Obligation will decline over the life of the Debt Obligation. The predetermined Permanent Insurance premium with respect to each Debt Obligation is based upon the insurability of each
                                       3

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Debt Obligation as of the Date of Deposit and will not be increased for any change in the creditworthiness of such Debt Obligation unless that Debt Obligation is in default as to payment of principal and/or interest. In such event, the Permanent Insurance premium shall be subject to an increase predetermined at the Date of Deposit and payable from the proceeds of the sale of that Debt Obligation.

  Although all Debt Obligations are individually insured, neither the Fund, the Units nor the Portfolio is insured directly or indirectly by the Insurer.

  The Public Offering Price does not reflect any element of value for Portfolio Insurance. The Evaluator will attribute a value to the Portfolio Insurance (including the right to obtain Permanent Insurance) for the purpose of computing the price or redemption value of Units only if the Portfolio-Insured Debt Obligations are in default in payment of principal or interest or, in the opinion of Defined Asset Funds research analysts, in significant risk of default. In making this determination the Agent for the Sponsors has established as a general standard that Portfolio-Insured Debt Obligation which is rated less than BB by Standard & Poor's or Ba by Moody's will be deemed in significant risk of default although the Agent for the Sponsors retains the discretion to conclude that a Portfolio-Insured Debt Obligation is in significant risk of default even though at the time it has a higher rating, or not to reach that conclusion even if it has a lower rating. (See Description of Ratings). The value of the insurance will be equal to the difference between (i) the market value of the Portfolio-Insured Debt Obligation assuming the exercise of the right to obtain Permanent Insurance (less the insurance premium attributable to the purchase of Permanent Insurance and the related custodial and rating agency fees) and (ii) the market value of the Portfolio- Insured Debt Obligation not covered by Permanent Insurance.

  With respect to MBIA Portfolio Insurance, in the event that interest on or principal of a Debt Obligation is due for payment but is unpaid by reason of nonpayment by the issuer thereof, MBIA will make payments to its fiscal agent, Citibank, N.A., New York, New York (the "Fiscal Agent"), equal to the unpaid amounts of principal and interest not later than one business day after MBIA has been notified by the Trustee that the nonpayment has occurred (but not earlier than the date such payment is due). The Fiscal Agent will disburse to the Trustee the amount of principal and interest which is then due for payment but is unpaid upon receipt by the Fiscal Agent of (i) evidence of the Trust's right to receive payment of the principal and interest and (ii) evidence, including any appropriate instruments of assignment, that all of the rights to payment of the principal or interest then due for payment shall thereupon vest in MBIA. Upon payment by MBIA of any principal or interest payments with respect to any Debt Obligation, MBIA shall succeed to the rights of the owner of such Debt Obligation with respect to that payment.

  The MBIA policies of insurance are not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

  Ratings of Bonds and Units. The Debt Obligations, as insured, have been rated AAA by Standard & Poor's. In addition, Moody's has rated the Debt Obligations backed by Portfolio Insurance Aaa. The Portfolio Insurance is effective only while the Debt Obligations are retained in the Fund.

  Standard & Poor's has rated the Units of the Insured Series AAA because of the insurance on the Debt Obligations. The assignment of the AAA rating is due to Standard & Poor's assessment of the creditworthiness of the Insurer and of its ability to pay claims on its policies of insurance. In the event that Standard & Poor's reassesses the creditworthiness of the Insurer which would result in the Fund's rating being reduced, the Sponsors are authorized to direct the Trustee to obtain additional insurance in order to maintain the AAA rating on the Units (see Expenses and Charges).

The Insurers

  Financial Security is a monoline property and casualty insurance company incorporated in New York in 1984. It is a wholly-owned subsidiary of Financial Security Assurance Holdings Ltd, which was acquired in 1989 by US West, Inc. which is currently seeking to sell FSA. FSA is licensed to engage in the surety business in 42 states and the District of Columbia. FSA is engaged exclusively in the business of writing financial guaranty insurance on both tax-exempt and non-municipal securities. As of September 30, 1994, Financial Security had policyholders' surplus of approximately $369,000,000 and total admitted assets of approximately $776,000,000. Copies of quarterly and annual financial statements prepared in accordance with generally accepted accounting principles are available upon written request to Financial Security Assurance Inc., 350 Park Avenue, New York, New York 10022, Attn: Market Development. Copies of the statutory quarterly and annual statements filed with the State of New York Insurance Department by Financial Security are available upon request to the State of New York Insurance Department.

  MBIA Corp. is the principal operating subsidiary of MBIA Inc. The principal shareholders of MBIA Inc. were originally AEtna Casualty and Surety Company, The Fund American Companies Inc., subsidiaries of CIGNA Cor-
                                       4
poration and Credit Local de France, CAECL, S.A. These shareholders now own approximately 13% of the outstanding common stock of MBIA Inc. following a series of four public equity offerings over a five-year period. As of September 30, 1994, MBIA had admitted assets of $3,314,000,000 and policyholders' surplus of $1,083,000,000.

  Moody's rates all bond issues insured by MBIA and BIG "Aaa" and short term loans "MIG 1," both designated to be of the highest quality. Standard and Poor's rates all issues insured by MBIA and BIG "AAA", short term debt A-1+ and notes SP-1+. The Moody's rating of MBIA should be evaluated independently of the Standard & Poor's rating of MBIA. No application has been made to any other rating agency in order to obtain additional ratings on the Debt Obligations. The ratings reflect the respective agency's current assessment of the creditworthiness of MBIA and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency. The above ratings are not recommendations to buy, sell or hold the Debt Obligations, and those ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of either or both ratings may have an adverse effect on the market price of the Debt Obligations. The above financial information has been obtained from publicly available information. No representation is made herein as to the accuracy or adequacy of the above information relating to the Insurers or as to the absence of material adverse changes since the information was made available to the public. The Sponsors are not aware that the information herein is inaccurate or incomplete as of the date hereof.

Regulation of Insurance Companies

  Insurance companies are subject to regulation and supervision in the jurisdictions in which they do business under statutes which delegate regulatory, supervisory and administrative powers to state insurance commissioners. This regulation, supervision and administration relate, among other things, to: the standards of solvency which must be met and maintained; the licensing of insurers and their agents; the nature of and limitations on investments; deposits of securities for the benefit of policyholders; approval of policy forms and premium rates; periodic examinations of the affairs of insurance companies; annual and other reports required to be filed on the financial condition of insurers or for other purposes; and requirements regarding reserves for unearned premiums, losses and other matters. Insurance regulation in many states also includes "assigned risk" plans, reinsurance facilities, and joint underwriting associations, under which all insurers writing particular lines of insurance within the jurisdiction must accept, for one or more of those lines, risks unable to secure coverage in voluntary markets. A significant portion of the assets of insurance companies is required by law to be held in reserve for potential claims on policies and is not available to general creditors.

  Although the Federal government does not regulate the business of insurance, Federal initiatives can significantly impact the insurance business. Current and proposed Federal measures which may significantly affect the insurance business include pension regulation (ERISA), controls on medical care costs, minimum standards for no- fault automobile insurance, national health insurance, personal privacy protection, tax law changes affecting life insurance companies or the relative desirability of various personal investment vehicles and repeal of the current antitrust exemption for the insurance business. (If this exemption is eliminated, it will substantially affect the way premium rates are set by all property-liability insurers). In addition, the Federal government operates in some cases as a co-insurer with the private sector insurance companies.

  Insurance companies are also affected by a variety of state and Federal regulatory measures and judicial decisions that define and extend the risks and benefits for which insurance is sought and provided. These include judicial redefinitions of risk exposure in areas such as products liability and state and Federal extension and protection of employee benefits, including pension, workers' compensation, and disability benefits. These developments may result in short-term adverse effects on the profitability of various lines of insurance. Longer-term adverse effects can often be minimized through prompt repricing of coverages and revision of policy terms. In some instances these developments may create new opportunities for business growth. All insurance companies write policies and set premiums based on actuarial assumptions about mortality, injury, the occurrence of accidents and other insured events. These assumptions, while well supported by past experience, necessarily do not take account of future events. The occurrence in the future of unforeseen circumstances could affect the financial condition of one or more insurance companies. The insurance business is highly competitive and with the deregulation of financial service businesses, it should become more competitive. In addition, insurance companies may expand into non-traditional lines of business which may involve different types of risks.

  The above financial information relating to the Insurance Companies has been obtained from publicly available information. No representation is made as to the accuracy or adequacy of the information or as to the absence of material adverse changes since the information was made available to the public.

                                       5

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FIRST GNMA SERIES

  The Portfolio of the FIRST GNMA SERIES consists primarily of mortgage-backed securities of the modified pass-through type fully guaranteed as to payment of principal and interest by the Government National Mortgage Association ("GNMA"). An investment in Units should be made with an understanding of the risks which an investment in fixed rate long-term debt obligations without prepayment protection may entail, including the risk that the value of the Portfolio and hence of the Units will decline with increases in interest rates and that payments of principal may be received sooner than anticipated, especially if interest rates decline. The potential for appreciation on the Securities, which could otherwise be expected to result from a decline in interest rates, may tend to be limited by any increased prepayments by mortgagors as interest rates decline. In addition, prepayments of principal on Ginnie Maes purchased at a premium over par will result in some loss on investment while prepayments on Ginnie Maes purchased at a discount from par will result in some gain on investment. The Sponsors cannot predict future economic policies or their consequences or, therefore, the course or extent of interest rate fluctuations in the future. (For a discussion of the average life of the Ginnie Maes and the Fund see below under Payment of the Securities and Life of the Fund-First GNMA Series.)

  GNMA is a wholly-owned U.S. government corporation within the Department of Housing and Urban Development. GNMA is authorized by Section 306(g) of Title III of the National Housing Act to guarantee the timely payment of the principal of, and interest on, certificates which are based on and backed by pools of residential mortgage loans insured or guaranteed by the Federal Housing Administration ("FHA"), the Farmers' Home Administration ("FMHA") or the Department of Veteran's Affairs ("VA"). In order to meet its obligation under its guaranty, GNMA may issue its general obligations to the United States Treasury. In the event it is called upon at any time to make good its guaranty, GNMA has the full power and authority to borrow from the Treasury of the United States, if necessary, amounts sufficient to make payments of principal and interest on the GNMA Certificates ("GNMA Pass-throughs" or "Ginnie Maes").

  Section 306(g) provides further that the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under that subsection. An opinion of an Assistant Attorney General of the United States, dated December 9, 1969, states that these guaranties "constitute general obligations of the United States backed by its full faith and credit." Any statement in this Prospectus that a particular Security is backed by the full faith and credit of the United States is based upon the opinion of an Assistant Attorney General of the United States and should be so construed.

  GNMA Pass-throughs. The Ginnie Maes are of the "modified pass-through" type, the terms of which provide for timely monthly payments by the issuers to the registered holders (including the Fund) of their pro rata shares of the scheduled principal payments, whether or not collected by the issuers, on account of the mortgages backing these Ginnie Maes, plus any prepayments of principal of such mortgages received, and interest (net of the servicing and other charges described above) on the aggregate unpaid principal balance of these Ginnie Maes, whether or not interest on account of these mortgages has been collected by the issuers. Ginnie Maes are guaranteed by GNMA as to timely payment of principal and interest. Funds received by the issuers on account of the mortgages backing the several issues of the Ginnie Maes are intended to be sufficient to make the required payments of principal and interest on these Ginnie Maes but, if these funds are insufficient for that purpose, the guaranty agreements between the issuers and GNMA require the issuers to make advances sufficient for these payments. If the issuers fail to make these payments GNMA will do so. The full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under the guaranty. The payment cycle of Ginnie Maes is 45 days between the date of security issuance and the first investor payments.

  Origination of Mortgage-Backed Securities. The pool of mortgages that is to underlie a particular new issue of Ginnie Maes, such as the Ginnie Maes in the Fund, is assembled by the proposed issuer of these Ginnie Maes. This issuer is typically a mortgage banking firm, savings institution or commercial bank and in every instance must be a mortgagee approved by and in good standing with the FHA. In addition, GNMA imposes its own criteria on the eligibility of issuers, including a net worth requirement and a requirement that a principal element of its business operation be the origination or servicing of mortgage loans.

  The mortgages which are to compose the new pool may have been originated by the issuer itself in its capacity as a mortgage lender, or they may be acquired by the issuer from a third party, such as another mortgage banker, a banking institution, the VA, which in certain instances acts as a direct lender and thus originates its own mortgages, or one of several other governmental agencies. All mortgages in any given pool will be insured under the National Housing Act, as amended ("FHA-insured") or Title V of the Housing Act of 1949 ("YMHA-insured") or insured or guaranteed under Chapter 37 of Title 38, U.S.C. ("VA-guaranteed"); will have a date for the first scheduled monthly payment of principal and interest that is not more than 24 months prior to the issue date of the Ginnie Mae to be issued; will have homogeneity as to interest rate, maturity and type of dwelling (e.g., project mortgages on
                                       6

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apartment projects and hospitals will not be mixed with 1-to 4-family mortgages); and will meet additional criteria of GNMA. All mortgages in the pools backing the Ginnie Maes contained in the Portfolio are mortgages on 1-to 4- family dwellings (amortizing over a period of up to 30 years). In general, the mortgages in these pools provide for equal monthly payments over the life of the mortgage (aside from prepayments), designed to repay the principal of the mortgage over this period, together with interest at a fixed rate on the unpaid balance.

  In seeking GNMA approval of a new pool, the issuer files with GNMA an application containing information concerning itself, describing generally the pooled mortgages, and requesting that GNMA approve the issue and issue its commitment (subject to its satisfaction with the mortgage documents and other relevant documentation) to guarantee the timely payment of principal of and interest on the Ginnie Maes to be issued by the issuer on the basis of that pool. If the application is in order, GNMA issues its commitment, assigning a GNMA pool number to the pool. Upon completion of the required documentation, including detailed information as to the underlying mortgages, a custodial agreement with a Federal or state regulated financial institution satisfactory to GNMA pursuant to which the underlying mortgages will be held in safekeeping, and a detailed guaranty agreement between GNMA and the issuer, the issuance of the Ginnie Maes is permitted, and GNMA, upon their issuance, endorses its guaranty thereon. The aggregate principal amount of Ginnie Maes issued will be equal to the then aggregate unpaid principal balances of the pooled mortgages. The interest rate borne by the Ginnie Maes is currently fixed at .5 of 1% below the interest rate of the pooled 1-to 4-family mortgages, the differential being applied to the payment of servicing and custodial charges as well as GNMA's guaranty fee.

  Each group of Ginnie Maes described above as having a specified range of maturities includes individual Ginnie Maes having varying ranges of maturities within that mentioned. Each group is described as one category of Securities with a single range of maturities because of current market conditions that accord no difference in price among the Securities grouped together on the basis of the difference in their maturity ranges. Accordingly, as long as this market condition prevails, a purchase of securities with the same coupon rate and a maturity date within the range mentioned above will be considered as an acquisition of the same security.

  The Ginnie Maes are based upon and backed by the aggregate indebtedness secured by the underlying FHA- insured, FMHA-insured or VA-guaranteed mortgages and, except to the extent of funds received by the issuers on account of these mortgages, the Ginnie Maes do not constitute a liability of nor evidence any recourse against the issuers, but recourse thereon is solely against GNMA. Holders of Ginnie Maes have no security interest in or lien on the pooled mortgages.

  The GNMA guaranties referred to herein relate only to payment of principal of and interest on the Ginnie Maes in the Portfolio and not to the Units offered hereby.

CASH OR ACCRETION BOND SERIES AND SELECT SERIES

  The Bonds in the Portfolios of the CASH OR ACCRETION BOND SERIES and SELECT SERIES contain Compound Interest Bonds that initially do not make periodic payments of interest. It should also be noted that the potential for appreciation on the Securities which would otherwise be expected to result from a decline in interest rates, may tend to be limited by any increased prepayments by mortgagors as interest rates decline.

  The Compound Interest Bonds contained in CASH OR ACCRETION BONDS SERIES and SELECT SERIES initially do not pay either principal or interest, although they do accrue interest. As used herein the term "Payment Commencement Date" means the time prior to maturity at which all other classes of bonds of an issue issued by the issuers have been fully paid and at which payment of interest and principal on the Compound Interest Bonds commences. Prior to the Payment Commencement Date of any Compound Interest Bond accrued but unpaid interest will be added to principal and compounded, generally on a quarterly or semi-annual basis, and additional Units will be issued to Holders and credited to the accounts of Holders ratably on each semi-annual Unit Accretion Distribution Day. Additional Units credited to Holders during this period may be sold at any time. When all of the Compound Interest Bonds have reached their respective Payment Commencement Dates, they pay interest and principal.

  The value of the Compound Interest Bonds and therefore of the Units, may be subject to greater fluctuations in response to changing interest rates than obligations making current interest payments. During the period prior to their Payment Commencement Dates, however, the Compound Interest Bonds provide a substantial degree of protection from prepayment because no payments of principal may be made on the Compound Interest Bonds until the principal amount of the other classes of bonds issued by the respective issuers concurrently with the Compound Interest Bonds have been paid in full. The Compound Interest Bonds also provide protection from reinvestment risk because, during this initial period, the accrued interest is added to principal and therefore automatically reinvested at the same interest rate as the original principal amount of the Compound Interest Bonds. Accordingly, an investor in the Units who does not elect automatic liquidation, unlike an investor in a fund composed of customary securities, lessens his risk of being unable to invest cash distributions at a rate as high as the rate on the Compound
                                       7

Interest Bonds, but may forego the ability to reinvest fully at higher rates in the future. (See Administration of the Fund--Automatic Unit Accretion Liquidations below.) Because the interest on the Compound Interest Bonds accrues but is not paid until their respective Payment Commencement Dates and because these Bonds may have been originally issued at a price less than their original stated principal amounts, the Compound Interest Bonds will be treated for Federal income tax purpose as having "original issue discount". Holders of Units will accordingly be required to report as taxable income, in each year, a portion of this original issue discount prior to the receipt of the cash attributable to such income (see Taxes below).

  If a bankruptcy proceeding is commenced involving an issuer of a compound interest or original issue discount security, under Section 502(b)(2) of Title 11 of the United States Code, generally the claim of holders of the security would be limited to the initial public offering price of the security plus accrued but unpaid interest and the amortized portion of the difference between the original principal amount and the initial public offering price of the security to the commencement of the proceeding. Similar limitations may result under applicable state law. Similarly, the respective Bond Indentures under which the Compound Interest Bonds were issued generally provide that the bond trustee named in the Bond Indenture as the registered holder of the primary collateral for the Compound Interest Bonds (the "Bond Trustee") may accelerate the Compound Interest Bonds if an event of default occurs and is continuing. Under these circumstances, the claim of a holder of a Compound Interest Bond may be limited to an amount equal to the then outstanding principal amount of the Compound Interest Bond plus accrued interest to the date of actual payment.

  For CASH OR ACCRETION BOND SERIES and SELECT SERIES, principal and interest payments received by a Bond Trustee will generally be used to pay interest on and the outstanding principal amount of classes of bonds with earlier stated maturities issued by the issuers of the Compound Interest Bonds before any principal or interest payments are applied to pay the principal or interest on the Compound Interest Bonds included in the Portfolio. For certain Bond issues, the initial principal payments may be paid into a fund held by the Bond Trustee and, together with any cash reserves deposited by the issuer which may be used by the Bond Trustee to make any required payments of principal and interest on the bonds to the extent cash is not otherwise available, reinvested on behalf of the bondholders (including the Fund). Whenever, because of the reinvestment rate of interest, the amount of principal being prepaid or otherwise, the Bond Trustee does not believe it will have sufficient collateral if all the bonds remain outstanding, the Bond Trustee will prepay the appropriate amount of bonds so that the bonds then outstanding will be fully collateralized. The Bonds may also be redeemed at the option of the issuer under circumstances permitted under the respective Bond Indentures.

  The Fund may be an appropriate medium for investors who desire to participate in a portfolio of taxable fixed income bonds offering the safety of capital provided by an investment which is primarily secured by collateral backed by the guarantees of GNMA, FNMA or FHLMC (see below) and who wish to have a degree of prepayment protection from the effects of redemption by the issuers of similar securities due to the call protection features of the Bonds.

  The Bond Indentures require that the collateral for the Bonds of each issuer include Ginnie Maes, Fannie Maes or Freddie Macs with a principal amount which, together with any other collateral for the bonds held by the Bond Trustee for payments of principal on the bonds, will be at least equal to the aggregate unpaid principal amount of the bonds, and for the Ginnie Maes, Fannie Maes or Freddie Macs and other collateral held by the Bond Trustee for the bonds to produce a cash flow sufficient to make interest payments required to be made on the outstanding bonds until the earlier of the maturity of the bonds or their redemption. The foregoing assumes that there will be timely payment of principal and interest on the Ginnie Maes, Fannie Maes or Freddie Macs, that the issuers and the Bond Trustees will comply with the provisions of the Bond Indentures, and that collateral for the Bonds of each issuer is invested by the Bond Trustee in a manner which will produce the return anticipated at the time such investments are made. Frequently, as a condition to the issuance of a rating on the bonds, the rating agency will require the issuer to deposit excess collateral with the Bond Trustee to insure the availability of funds to make payments on outstanding bonds. This other collateral may include cash reserves or letters of credit which may be drawn upon to satisfy cash requirements. Thus, the Sponsors believe that the Bonds will be fully collateralized at all times.

  GNMA. For a description of GNMA and Ginnie Maes, see above under First GNMA Series.

  FNMA. The Federal National Mortgage Association ("FNMA") is a Federally chartered, privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act. It is the nation's largest supplier of residential mortgage funds. FNMA was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market but was transformed into a stockholder owned and privately managed corporation by legislation enacted in 1968. The Secretary of Housing and Urban Development exercises general regulatory power over FNMA. Although the Secretary of the Treasury has discre-
                                       8
tionary authority to lend FNMA up to $2.25 billion outstanding at any time, neither the United States nor any agency thereof is obligated to finance FNMA's obligations or to assist FNMA in any other matter, and obligations issued by FNMA are not guaranteed by and do not constitute a debt or obligation of the United States or of any agency or instrumentality thereof other than FNMA. FNMA provides funds to the mortgage market primarily by purchasing home mortgage loans from local lenders, thereby replenishing funds for additional lending. FNMA acquires funds to purchase home mortgage loans from many capital market investors which may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing.

  FNMA Pass-throughs ("Fannie Maes"). Fannie Maes are certificates of beneficial interest evidencing pro rata undivided ownership interests in pools of residential mortgages either previously owned by FNMA or purchased by it in connection with the formation of a pool. FNMA guarantees the full and timely payment of principal and interest (adjusted to the pass-through rate) on the mortgage loans in the pool, whether or not received by FNMA or recovered by it in foreclosure. If FNMA were unable to fulfill its guaranty, distributions to holders of FNMA Certificates would consist solely of payments and other recoveries upon the underlying mortgages, and, accordingly, delinquencies and defaults would diminish distributions to the holders.

  FHLMC. The Federal Loan Mortgage Corporation ("FHLMC") is a corporate instrumentality of the United States created pursuant to the Emergency Home Finance Act of 1970 (the "FHLMC Act"). The principal activity of FHLMC consists of the purchase of the first lien, fixed rate conventional mortgage loans and participations therein and the resale of these loans as participation certificates. Mortgage loans retained by FHLMC are financed by debt and equity capital.

  FHLMC PCs ("Freddie Macs"). Freddie Macs represent an undivided interest in identified pools of residential mortgages (a "FHLMC Certificate group") purchased by FHLMC. Each mortgage loan must meet the applicable standards set forth in the FHLMC Act. A FHLMC Certificate group may include whole loans, participation interests in whole loans and undivided interest in whole loans or participations comprising another FHLMC Certificate group. FHLMC guarantees the full and timely payment of interest at the rate provided for by Freddie Macs on the unpaid principal balance outstanding on the underlying mortgage loans in the FHLMC Certificate group represented by the Freddie Mac, whether or not received. FHLMC also guarantees collection of all principal on the underlying mortgage loans, without any offset or deduction, but does not guarantee the timely payment of scheduled principal. Freddie Macs are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of FHLMC under its guarantee are obligations solely of FHLMC and are not backed by, nor entitled to, the full faith and credit of the United States.

  Liquidity. The Bonds in the Portfolio have been registered under the Securities Act of 1933 and, therefore, may be sold by the Fund at any time to provide funds for purposes of redemption of Units. However, the Securities are generally not listed on a national securities exchange or on the National Association of Securities Dealers Automated Quotation System, Inc. Whether or not the Securities are listed, the principal trading market for the Securities will generally be in the over-the-counter market. As a result, the existence of a liquid trading market for the Securities may depend on whether dealers will make a market in the Securities. There can be no assurance that a market will be made for any of the Securities, that any market for the Securities will be maintained or of the liquidity of the Securities in any markets made. The price at which the Securities may be sold to meet redemptions and the value of the Fund will be adversely affected if trading markets for the Securities are limited or absent. However, taking into account the foregoing and other factors, the Sponsors believe that the Standard & Poor's rating of the Bonds and the nature of the Ginnie Maes, Fannie Maes or Freddie Macs and other collateral securing payments of principal and interest due on the Bonds make the Bonds adequately marketable for purposes of redemptions of Units by the Fund Trustee (see Redemption).

  Limited Assets and Limited Liability. Except as indicated under Investment Summary in Part A, the issuers of the Bonds generally are limited purpose corporations organized solely for the purpose of issuing GNMA, FNMA or FHLMC-collateralized bonds. The issuers thus do not have, nor are they expected in the future to have, any significant assets other than assets pledged to secure the GNMA, FNMA or FHLMC-collateralized bonds issued by them. None of the Bonds are guaranteed by the parent company or any other affiliate of any issuer. Consequently, holders of the Bonds (including the Fund) must rely upon payments on the collateral securing Bonds for the payment of principal and interest due. If the collateral is insufficient to make payments on those Bonds, it is unlikely that any other asset of the issuer will be available for payment of the deficiency. The collateral securing the Bonds of each issuer will be held by the Bond Trustee as security for the bonds of that issuer. Although payment of principal of, and interest on, Ginnie Maes, Fannie Maes or Freddie Macs securing the Compound Interest Bonds is guaranteed by GNMA, FNMA or FHLMC, the Bonds represent obligations solely of the issuers and are not insured or guaranteed by GNMA, FNMA or FHLMC or any other governmental agency. A default with respect to the Bonds
                                       9
of a particular issuer may not necessarily result from a corresponding default with respect to the Ginnie Maes, Fannie Maes or Freddie Macs securing those Bonds.

  Sale of Collateral on Default; Interest Rate Fluctuations. If an event of default occurs with respect to the Bonds of any issuer and the bonds are declared due and payable, there can be no assurance that the collateral securing the bonds will be sufficient to pay the principal and interest then due on the bonds. The value of the Ginnie Maes, Fannie Maes or Freddie Macs securing the bonds and the value of the property in which other collateral for the bonds have been invested in accordance with the respective Bond Indentures ("Eligible Investments") will fluctuate with changes in prevailing rates of interest generally. Consequently, the Ginnie Maes, Fannie Maes or Freddie Macs and the Eligible Investments may have to be liquidated at a discount from par value or from their purchase price, in which case the proceeds of liquidation might be less than the outstanding principal and interest due on the bonds. In that event, the issuer of the bonds may be unable to pay in full the principal and interest due on the bonds. However, the Bond Indentures generally provide that the Bond Trustees may, in their discretion if they determine the action to be in the best interests of the bondholders, refrain from liquidating the collateral for the bonds if the collateral continues to provide sufficient funds for the payment of principal of, and interest on, the bonds as the principal and interest would have become due had the bonds not been declared due and payable. The Bond Trustee would then continue to apply payments received from the Ginnie Maes, Fannie Maes or Freddie Macs and other collateral to the payment of principal and interest on the bonds and for other purposes as provided in the respective Bond Indentures. Furthermore, the Bond Indentures may prohibit the Bond Trustee from selling the Ginnie Maes, Fannie Maes or Freddie Macs and the other collateral unless (i) the proceeds from the sale are sufficient to pay in full the principal and accrued interest on the outstanding bonds of the Issuer at the date of the sale or (ii) the Bond Trustee determines that the Ginnie Maes, Fannie Maes or Freddie Macs and the other collateral would not be sufficient on an ongoing basis to make all payments on the bonds as they would have become due if the bonds had not been declared immediately due and payable and the Bond Trustee obtains, pursuant to the requirements of the relevant Bond Indenture, the consent of the requisite number of holders (including the Fund) of all or substantially all of the bonds.

  Payments Directly to the Issuers and Withdrawals of Collateral. The Bond Indentures pursuant to which the Bonds were issued may provide either that the issuer may recalculate the amount of collateral required by the Bond Indenture and may, under certain circumstances, withdraw excess collateral from the lien of the Bond Indenture, or that the Bond Trustee may, under certain circumstances, release to the issuer certain excess proceeds of the collateral from the lien of the Bond Indenture. Any amount so paid to any issuer will no longer be subject to the lien of the Bond Indenture or available to make payments on outstanding Bonds of the issuer.

PREFERRED STOCK PUT SERIES

  An investment in Units of the Fund should be made with an understanding of the risks which an investment in preferred stocks may entail, including the risk that the value of the Portfolio and hence of the Units will decline with increases in interest rates. There have been recent wide fluctuations in interest rates and thus in the value of preferred stocks generally. The Sponsors cannot predict future economic policies or their consequences, or, therefore, the course or extent of any similar fluctuations in the future.

  Holders of preferred stocks of the type held in the Portfolio have the right to receive dividends at a fixed or adjustable rate, as the case may be, when and as declared by the issuer's Board of Directors but do not participate in other amounts available for distribution by the issuing corporation. Preferred stock dividends must be paid before common stock dividends and any cumulative preferred stock dividend omitted is added to future dividends payable to holders of the cumulative preferred stock before holders of common stock may receive a dividend. For that reason, preferred stocks entail less risk than common stocks. Preferred stocks are, however, equity securities in the sense that they do not represent a liability of the issuer and therefore do not offer as great a degree of protection of capital or assurance of continued income as investments in corporate debt securities. In addition, the issuance of debt securities or senior issues of preferred stock may create prior claims for payment of principal, interest and dividends which could adversely affect the ability of the issuer to pay dividends or the rights of holders of preferred stock with respect to the assets of the issuer upon liquidation.

  From time to time Congress considers proposals to reduce the rate of the dividends-received deduction. Enactment into law of such a proposal would adversely affect the after-tax return to corporate investors who can take advantage of the deduction.

Sellers

  The Securities in these Funds were acquired from one or more savings banks, savings and loan associations and similar institutions ("thrifts") or insurance companies or affiliates of any of the foregoing (the "Seller" or "Sellers") which have committed under certain circumstances described below to repurchase the Securities from
                                       10
the Fund ("purchase commitment"). In view of the fact that each Security is backed by a purchase commitment of a Seller, an investment in Units of these Funds should be made with an understanding of the characteristics of these institutions and of the risks which such an investment may entail.

  An investment in Units of a Fund containing any of these types of credit-supported Bonds should be made with an understanding of the characteristics of the commercial banking and thrift industries and of the risks which an investment in Units may entail. Banks and thrifts are subject to extensive governmental regulations which may limit both the amounts and types of loans and other financial commitments which may be made and interest rates and fees which may be charged. The profitability of these industries is largely dependent upon the availability and cost of funds for the purpose of financing lending operations under prevailing money market conditions. Also, general economic conditions play an important part in the operations of this industry and exposure to credit losses arising from possible financial difficulties of borrowers might affect an institution's ability to meet its obligations. These factors also affect bank holding companies and other financial institutions, which may not be as highly regulated as banks, and may be more able to expand into other non-financial and non-traditional businesses.

  In December 1991 Congress passed and the President signed into law the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") and the Resolution Trust Corporation Refinancing, Restructuring, and Improvement Act of 1991. Those laws imposed many new limitations on the way in which banks, savings banks, and thrifts may conduct their business and mandated early and aggressive regulatory intervention for unhealthy institutions.

  Investors should recognize that they are subject to having all or part of the principal amount of their investment returned prior to the termination date of the Fund if a thrift becomes or is deemed to be insolvent or in any of the situations outlined under Purchase Commitments below.

  The thrift industry has experienced severe strains as demonstrated by the failure of numerous savings banks and savings and loan associations. One consequence of this was the insolvency of the deposit insurance fund of the Federal Savings and Loan Insurance Corporation ("FSLIC"). As a result, in 1989 Congress enacted the Financial Institutions Reform, Recovery and Enforcement Act ("FIRREA") which significantly altered the legal rules and regulations governing banks and thrifts. Among other things, FIRREA abolished the FSLIC and created a new agency, the Resolution Trust Corporation ("RTC"), investing it with certain of the FSLIC's powers. The balance of the FSLIC's powers were transferred to the Federal Deposit Insurance Corporation ("FDIC"). Under FIRREA, as subsequently amended, the RTC is normally appointed as receiver or conservator of thrifts that fail between January 1, 1989 and a date that may occur as late as July 1, 1995 if their deposits, prior to FIRREA, were insured by the FSLIC. The FDIC is normally appointed as receiver or conservator for all thrifts the deposits of which, before FIRREA, were insured by the FDIC, and those thrifts the deposits of which, prior to FIRREA, were insured by the FSLIC that fail on or after the RTC appointment period.

  In certain cases, the Sponsors have agreed that the sole recourse in connection with any default, including insolvency, by thrifts whose collateralized letter of credit, guarantee or Purchase Commitments may back any of the Debt Obligations will be to exercise available remedies with respect to the collateral pledged by the thrift; should the collateral be insufficient, the Fund will, therefore, be unable to pursue any default judgment against that thrift. Certain of these collateralized letters of credit, guarantees or Purchase Commitments may provide that they are to be called upon in the event the thrift becomes or is deemed to be insolvent. Accordingly, investors should recognize that they are subject to having the principal amount of their investment represented by a Debt Obligation secured by a collateralized letter of credit, guarantee or Purchase Commitment returned prior to the termination date of the Fund or the maturity or disposition dates of the Debt Obligation, if the thrift becomes or is deemed to be insolvent, as well as in any of the situations outlined under Purchase Commitments below.

  FIRREA generally permits the FDIC or the RTC, as the case may be, to prevent the exercise of a Seller's Insolvency purchase commitment and empowers that agency to repudiate a Seller's contracts, including a Seller's other purchase commitments. FIRREA also creates a risk that damages against the FDIC or RTC would be limited and that investors could be left without the full protections afforded by the Purchase Commitments and the Collateral. Policy statements adopted by the FDIC and the RTC concerning collateralized purchase commitments have partially ameliorated these risks for the Funds. According to these policy statements, the FDIC or the RTC, as conservator or receiver, will not assert the position that it can repudiate the purchase commitments without the payment of damages from the collateral, and will instead either (i) accelerate the collateralized purchase commitments, in which event payment will be made under the purchase commitments to the extent of available collateral, or (ii) enforce the purchase commitments, except that any insolvency clause would not be enforceable against the FDIC and the RTC. Should the FDIC choose to accelerate, however, there is some question whether the payment made would include interest on the defaulted Debt Obligations for the period after the appointment of the receiver or conservator through the payment date.

  The RTC has also given similar comfort with respect to collateralized letters of credit, but the FDIC has not done so at this time. Consequently, there can be no assurance that collateralized letters of credit issued by thrifts for which the FDIC would be the receiver or conservator appointed, as described three paragraphs earlier, will be available in the event of the failure of any such thrift.

  The possibility of early payment has been increased significantly by the enactment of FDICIA, which requires federal regulators of insured banks, savings banks, and thrifts to act more quickly to address the problems of undercapitalized institutions than previously, and specifies in more detail the actions they must take. One such requirement virtually compels the appointment of a receiver or conservator for any institution when its ratio of tangible equity to total assets declines to two percent. Others force aggressive intervention in the business of an institution at even earlier stages of deterioration. Upon appointment of a receiver, if the FDIC of RTC pays as provided, in the policy statements and notwithstanding the possibility that the institution might not have deteriorated to zero book net worth (and therefore might not satisfy traditional definitions of "insolvent"), the payment could therefore come substantially earlier than might have been the case prior to FDICIA.

  Each Seller has made its purchase commitments only with respect to Securities which that Seller has sold; consequently, if a particular Seller fails to meet its commitments, no recourse is available against any other Seller. The Sponsors have agreed that the sole recourse in connection with any default, including insolvency, by a Seller whose purchase commitments are collateralized will be to exercise available remedies with respect to that Seller's Collateral on deposit with the Collateral Agent; should this Collateral be insufficient, therefore, it will not be possible to pursue any default judgment against the Seller.

  Each Seller that is subject to regulations by the New York Superintendent of Banks has agreed to provide without charge to each person to whom this prospectus is delivered, upon written request, a copy of its financial statement most recently prepared for delivery to depositors in accordance with the banking laws of the State of New York and the regulations prescribed by the New York Superintendent of Banks thereunder. Each Seller which is a thrift that is not subject to regulation by the New York Superintendent of Banks has agreed to provide without charge to each person to whom this prospectus is delivered, upon written request, a copy of its most recent audited financial statements. Each Seller that is an insurance company has agreed to provide without charge to each person to whom this prospectus is delivered, upon written request, a copy of its financial statements most recently prepared for delivery to policy holders in accordance with the insurance laws of the jurisdiction under which the Seller is chartered or otherwise organized and the regulations thereunder, or other applicable laws, rules and regulations. Written requests should be directed to the Trustee.

Purchase Commitments

  Pursuant to a purchase commitment made by each Seller, the Trustee may at any time not later than two hours after the Evaluation Time on any Purchase Date (annual for the FIRST THROUGH THIRD PREFERRED STOCK PUT SERIES and semi-annual for subsequent Preferred Stock Put Series) as set forth under Investment Summary in Part A (or if a Purchase Date is not a business day, on the next business day thereafter), deliver written notice requiring the Seller of any Security sold by it to the Fund to purchase the Security if necessary to satisfy redemptions of Units (a "Liquidity Purchase"). Settlement of the purchase of a Security by a Seller will occur on the seventh calendar day following the Purchase Date (or if the seventh calendar day is not a business day, on the next business day thereafter).

  Each Seller, severally and not jointly, has also made the following commitments with respect to each Security sold by it: (i) to purchase at any time on 14 calendar days' notice (seven calendar days' notice for the Sixth Preferred Stock Put Series) any Security if the issuer should fail to make any sinking fund or other redemption payments related to the Securities it has issued or fail to declare and pay a dividend at a rate at least equal to the dividend rate prescribed for the Preferred Stock at issuance (the "Stated Dividend Rate") (a "Default Purchase"); (ii) to purchase at any time immediately (on 14 calendar days' notice for the FIRST PREFERRED STOCK PUT SERIES) all Securities if a Seller becomes or is deemed to be bankrupt or insolvent (an "Insolvency Purchase"); and (iii) (except with respect to the FIRST PREFERRED STOCK PUT SERIES) to purchase on 14 calendar days' notice (seven calendar days' notice for the SIXTH PREFERRED STOCK PUT SERIES) prior to the Final Disposition Date as listed under Portfolio all Preferred Stocks remaining in the Fund on the Final Disposition Date (a "Disposition Purchase"). (With respect to clause (ii) of the previous sentence, although a bankrupt Seller would likely be incapable of honoring the Insolvency Purchase commitment, for the SECOND PREFERRED STOCK PUT AND SUBSEQUENT PUT SERIES the Insolvency Purchase commitment would create for the Fund an immediate right to the Seller's collateral. The ability of the Fund to exercise this right is described above under Sellers.)

  Any purchase of a Security from the FIRST PREFERRED STOCK PUT SERIES as described in this paragraph will be at a price (the "Put Price") equal to the fair market value of the Preferred Stock together with the Default and Insolvency Purchase Commitments on the fifty-third day after the Date of Deposit, as determined by the Evaluator. The
                                       12

Put Price of a Security purchased from the SECOND THROUGH FIFTH PREFERRED STOCK PUT SERIES as described in this paragraph will be equal to the cost of that Security to the Fund increased or decreased by any increase or decrease in the evaluation of that Security without the purchase commitments between the Date of Deposit and the forty- sixth day after settlement for purchase of the Preferred Stocks. For the SIXTH PREFERRED STOCK PUT SERIES, the Put Price for any Liquidity or Disposition Purchase of a Security will be equal to its original cost to the Fund, while any Default or Insolvency Purchase will be at its Put Price plus (or minus) the portion of any discount (or premium) which has accrued (or amortized) to the repurchase date. With respect to any missed dividend, any purchase will also include an amount equal to such missed dividend. With respect to the FIRST PREFERRED STOCK PUT SERIES, the amount for any missed dividend will be calculated so that every Holder receives what he would have received from the payment of the dividend, after taxes and other applicable charges, were he subject to Federal income taxation at the maximum tax rate applicable to corporations and entitled to a deduction for dividends received by the Fund at the maximum percentage applicable to corporations.

  If the sale of a Security by the Fund to a third party is necessary to satisfy redemptions of Units prior to the Security's final redemption or disposition date, the related Liquidity Purchase and Disposition Purchase commitments will be transferable and will be exercisable by the buyer free from the restriction that the annual or semi- annual purchase right may only be exercised to satisfy redemption of Units. The Default Purchase and Insolvency Purchase commitments also will not terminate upon disposition of the Security by the Fund. Prior to the sale of Securities by the Fund to a third party, the Seller will have the right to purchase the Securities at a price equal to the greater of the Put Price or the price offered by the third party (then current market value or may separately pay for the cancellation of all or some of the purchase commitments related thereto for the FIRST PREFERRED STOCK PUT SERIES).

  In addition, with respect to the FIRST PREFERRED STOCK PUT SERIES, under certain circumstances relating to actions by Federal or state regulatory authorities, the Seller has the right to substitute a new obligor for the purchase commitments so long as (i) the Units would continue to be rated AAA by Standard & Poor's; (ii) the new obligor shall have issued or guaranteed obligations rated AAA by Standard & Poor's; and (iii) the fair market value of the Seller's Securities, including its purchase commitments, after the substitution shall, in the opinion of the Evaluator, remain at least 97.5% of their fair market value prior to the substitution. As a condition to its sale of the Securities, the Seller has required that it be permitted to act as agent with respect to waivers, amendments or other modifications to the Securities sold by it. As agent, the Seller shall make all decisions regarding amendments to the Securities sold by it, but prior to taking any action relating to the face amount, liquidation value, dividend rate or redemption schedule of a Security, it shall notify the Agent for the Sponsors whether it recommends approval or rejection of the proposed change. In the event that the Agent for the Sponsors disapproves of the proposed action, the Seller will have a right to purchase the Security at a price equal to no less than its Put Price.

Collateralized Purchase Commitments (SECOND AND SUBSEQUENT PREFERRED STOCK PUT SERIES)

  The purchase commitments of each Seller to these Series are secured by a security interest in "Eligible Collateral". Eligible Collateral may consist of mortgage-backed securities issued by private parties and guaranteed as to full and timely payment of interest and principal by GNMA or FNMA, mortgage-backed securities issued and guaranteed as to full and timely payment of interest and full collection of principal by FHLMC, conventional, FHA insured, VA guaranteed and privately insured mortgages ("Mortgages"), debt obligations of states and their political subdivisions and public authorities ("Municipal Obligations"), debt obligations of public nongovernmental corporations, or in the case of the SIXTH PREFERRED STOCK PUT SERIES, preferred stocks of such corporations ("Corporate Obligations"), U.S. Government securities and cash. For a description of GNMA, FNMA and FHLMC obligations, see above under Cash or Accretion Bond Series and Select Series. The remaining types of Eligible Collateral are described below. In addition, Eligible Collateral may also consist of other securities with collateral requirements specified by the Sponsors. The types of Eligible Collateral and the lowest required percentages of the aggregate market value of each type to the aggregate Put Prices of the Securities (the "Collateral Requirements") are as follows:

                                                 REQUIRED
      TYPES OF ELIGIBLE COLLATERAL               PERCENTAGE
      ------------------------------------------ -----------

      Cash. . . . . . . . . . . . . . . . . . .   105%
      U.S. Governments. . . . . . . . . . . . .   113
      GNMA Pass-Throughs. . . . . . . . . . . .   145
      FNMA Pass-Throughs. . . . . . . . . . . .   155
      FHLMC PCs. . . . . . . . . . . . . . . .    155
      Mortgages. . . . . . . . . . . . . . . .    170
      Municipal Obligations. . . . . . . . . .    150
      Corporate Obligations--Bonds. . . . . . .   155
      Corporate Obligations--Preferred Stocks.    160




  The market value of all collateral other than cash is to be determined no less often than quarterly. If on any valuation date it is determined that the aggregate market value of the Eligible Collateral does not satisfy the applicable Collateral Requirements, additional Eligible Collateral must be delivered. Eligible Collateral may be withdrawn or substituted at any time, provided that the remaining or substituted Eligible Collateral meets the applicable Collateral Requirements. Although the Sponsors believe that the Collateral Requirements are sufficient to provide a high degree of protection against loss on the Preferred Stocks, investors in the Units should be aware that if liquidation of the collateral is required and proves insufficient to provide for payment in full of the Put Price and any past unpaid dividends on such Preferred Stocks, then the full amount of their investment could not be returned.

     Mortgages--In order to be eligible as Collateral a Mortgage must either be insured by FHA or guaranteed by VA or must (i) secure a loan not in excess of 80% of the lesser of the purchase price or appraised value, (ii) be secured by a first lien on a single-family (one unit) detached structure that at the time of origination was owner-occupied and designated and intended for use as a primary residence, (iii) not have had any payment of principal or interest or escrow payment in arrears for 60 or more days at any time during the twelve months preceding its pledge date and, as of its pledge date, have no payments more than 30 days due and unpaid, (iv) provide for level monthly payments of principal and interest for an original term to maturity not in excess of 30 years, (v) bear interest at a fixed annual rate and (vi) if originated subsequent to January 1, 1977, be written on then-applicable FHLMC/FNMA documentation.

     FHA Insurance--The regulations governing the FHA single family programs under which a Mortgage may be insured provide that a mortgage will be considered to be in default if the mortgagor fails to make any payment or perform any other obligation under the mortgage and such failure continues for a period of thirty days. Insurance benefits are payable to the mortgagee either upon foreclosure or other acquisition of the property (which, in either case, may be subject to certain delays) or upon assignment of the defaulted mortgage to the United States Department of Housing and Urban Development ("HUD"). Under most FHA insurance programs for single family residences the Federal Housing Commissioner has the option of paying insurance claims in cash or in debentures, although current FHA policy is to pay insurance claims in cash.

     VA Guarantee--Claims for the payment of a VA guarantee may be submitted when any default of the mortgagor continues for a period of three months. A guarantee may be paid without the mortgagee instituting foreclosure proceedings or otherwise acquiring title. The maximum amount of guarantee that may be paid is limited to the lesser of (1) sixty percent (60%) of the original principal balance of the mortgage loan or (2) $27,500 for mortgage loans made on or after October 7, 1980. The liability on the guarantee is reduced or increased pro rata with any reduction or increase in the amount of the indebtedness.

     Private Mortgage Insurance--Private mortgage insurance policies currently being issued by private mortgage insurers approved by FHLMC contain provisions substantially as follows: (a) the private mortgage insurer must pay a claim, including unpaid principal, accrued interest and certain expenses, within 60 days of presentment of the claim by the insured; (b) in order for the insured to present a claim, the insured must have acquired, and tendered to the insurer, title to the property free and clear of all liens and encumbrances including any right of redemption by the mortgagor; (c) when a claim is presented, the insurer will have the option of paying the claim in full and taking title to the property and arranging for its sale or of paying the insured percentage of the claim (the insured percentages vary but are customarily 20-25% of the claim) and allowing the insured to retain title to the property; and (d) claims may also be settled by the insurer at the option of the insured for actual losses where such losses are less than the insured percentage of the claim.

     Delays in Foreclosure--Mortgages insured by FHA or guaranteed by VA are subject to current Federal regulations which provide that a mortgagee may not initiate foreclosure proceedings on an FHA insured or VA
                                       14
  guaranteed loan unless at least three full monthly installments are due and unpaid. An administrative appeal prior to foreclosure is available to a mortgagor, and, if the mortgagor utilizes this procedure, the foreclosure may be delayed an additional three months. No delay in the foreclosure action is required if the property is encumbered by an FHA/VA mortgage and is abandoned by the mortgagor.

     Municipal Obligations--Debt Obligations issued by or on behalf of states or their political subdivisions or public authorities, bearing interest at a fixed or variable rate, insured as to timely payments of principal and interest due and rated at least BBB by Standard & Poor's (or another acceptable rating agency).

     U.S. Government Securities--Direct obligations of the United States that mature within 30 years at the time of being pledged under the Collateral Agreement.

     Corporate Obligations--Marketable direct obligations of public, nongovernmental corporations payable in U.S. dollars, bearing dividends or interest at a fixed or variable rate and rated at least A, or marketable preferred stocks bearing dividends rated at least BBB, by Standard & Poor's (or another acceptable rating agency at the time rating the Fund).

Liquidity

  All of the Securities in PREFERRED STOCK PUT SERIES were purchased by the Sponsors from the Sellers and were originally acquired by one of the Sellers in the ordinary course of its business and held in its investment portfolio or the portfolios of its subsidiaries prior to the sale of the Sponsors. There may be no established secondary market for certain of the Securities initially deposited in the Portfolios of these Series. However, based upon the experience of the Sponsors in the markets which are established for similar Securities and based upon the Sponsors' analysis of the market for Securities similar to those in the Portfolio (including Securities subject to purchase commitments and "puts" which have been marketed to the public in recent years) for which there is no established market, the Sponsors believe that there should be a readily available market among institutional investors for these Securities in the event it is necessary to sell these Securities to meet redemptions of Units. In addition, upon the sale of a Security to meet redemptions by the Fund to a third party prior to the Security's final redemption or disposition date, the related Liquidity Purchase and any Disposition Purchase commitment will be exercisable by the buyer free from the restriction that the annual or semi-annual purchase right may only be exercised to satisfy redemptions of Units.

  Liquidity of the Fund is additionally augmented by the Sellers' Liquidity Purchase commitments in the event it is necessary to sell any Securities to meet redemptions of Units. There can be no assurance that the prices that can be obtained for the Securities at any time in the open market will exceed the Put Prices of the Securities. In addition, the Evaluator has valued the Securities due in large part to the existence of the Sellers' Liquidity Purchase and any Disposition Purchase commitments, which are transferable if the Security is sold to meet redemptions. Because these Purchase commitments may be called upon during the life of the Fund, the Securities are comparable to short-term instruments and carry a yield comparable to instruments of short-term maturity issued by obligors of similar credit standing.

  The Portfolio may consist partly of privately placed issues of Securities. Any privately placed issues, while not registered under the Securities Act of 1933, have in most cases been held by the Sellers for more than three years and would therefore generally be transferable in the open market without registration. Any Securities that are not freely transferable should be readily marketable to institutional investors. However, if the Sellers should become unable to honor their purchase commitments and the Trustee is consequently forced to sell these Securities in the open market, it is possible that the price realized on this sale of these Securities would be adversely affected by the absence of an established secondary market for certain of these Securities.

OTHER RISK FACTORS

  As set forth under Investment Summary in Part A, the Fund may contain or be concentrated in one or more of the classifications of obligations referred to below. An investment in Units of the Fund should be made with an understanding of the risks which these investments may entail, certain of which are described below.

Utilities

  The ability of utilities to meet their obligations with respect to revenue bonds issued on their behalf is dependent on various factors, including the rates they may charge their customers, the demand for a utility's services and the cost of providing those services. Utilities, in particular investor-owned utilities, are subject to extensive regulation relating to the rates which they may charge customers. Utilities can experience regulatory, political and consumer resistance to rate increases. Utilities engaged in long-term capital projects are especially sensitive to regulatory lags in granting rate increases. Any difficulty in obtaining timely and adequate rate increases could adversely affect a utility's results of operations.

  The demand for a utility's services is influenced by, among other factors, competition, weather conditions and economic conditions. Electric utilities, for example, have experienced increased competition as a result of the availability of other energy sources, the effects of conservation on the use of electricity, self-generation by industrial customers and the generation of electricity by co-generators and other independent power producers. Also, increased competition will result if federal regulators determine that utilities must open their transmission lines to competitors. Utilities which distribute natural gas also are subject to competition from alternative fuels, including fuel oil, propane and coal.

  The utility industry is an increasing cost business making the cost of generating electricity more expensive and heightening its sensitivity to regulation. A utility's costs are influenced by the utility's cost of capital, the availability and cost of fuel and other factors. In addition, natural gas pipeline and distribution companies have incurred increased costs as a result of long-term natural gas purchase contracts containing "take or pay" provisions which require that they pay for natural gas even if natural gas is not taken by them. There can be no assurance that a utility will be able to pass on these increased costs to customers through increased rates. Utilities incur substantial capital expenditures for plant and equipment. In the future they will also incur increasing capital and operating expenses to comply with environmental legislation such as the Clean Air Act of 1990, and other energy, licensing and other laws and regulations relating to, among other things, air emissions, the quality of drinking water, waste water discharge, solid and hazardous substance handling and disposal, and siting and licensing of facilities. Environmental legislation and regulations are changing rapidly and are the subject of current public policy debate and legislative proposals. It is increasingly likely that some or many utilities will be subject to more stringent environmental standards in the future that could result in significant capital expenditures. Future legislation and regulation could include, among other things, regulation of so-called electromagnetic fields associated with electric transmission and distribution lines as well as emissions of carbon dioxide and other so-called greenhouse gases associated with the burning of fossil fuels. Compliance with these requirements may limit a utility's operations or require substantial investments in new equipment and, as a result, may adversely affect a utility's results of operations.

  The electric utility industry in general is subject to various external factors including (a) the effects of inflation upon the costs of operation and construction, (b) substantially increased capital outlays and longer construction periods for larger and more complex new generating units, (c) uncertainties in predicting future load requirements, (d) increased financing requirements coupled with limited availability of capital, (e) exposure to cancellation and penalty charges on new generating units under construction, (f) problems of cost and availability of fuel, (g) compliance with rapidly changing and complex environmental, safety and licensing requirements, (h) litigation and proposed legislation designed to delay or prevent construction of generating and other facilities, (i) the uncertain effects of conservation on the use of electric energy, (j) uncertainties associated with the development of a national energy policy, (k) regulatory, political and consumer resistance to rate increases and (l) increased competition as a result of the availability of other energy sources. These factors may delay the construction and increase the cost of new facilities, limit the use of, or necessitate costly modifications to, existing facilities, impair the access of electric utilities to credit markets, or substantially increase the cost of credit for electric generating facilities. In addition, there are various proposals for a new energy tax before Congress. The Sponsors cannot predict at this time the ultimate effect of such factors on the ability of any issuers to meet their obligations with respect to Debt Obligations.

  The National Energy Policy Act ("NEPA"), which became law in October, 1992, makes it mandatory for a utility to permit non-utility generators of electricity access to its transmission system for wholesale customers, thereby increasing competition for electric utilities. NEPA also mandated demand-side management policies to be considered by utilities. NEPA prohibits the Federal Energy Regulatory Commission from mandating electric utilities to engage in retail wheeling, which is competition among suppliers of electric generation to provide electricity to retail customers (particularly industrial retail customers) of a utility. However, under NEPA, a state can mandate retail wheeling under certain conditions.

  There is concern by the public, the scientific community, and the U.S. Congress regarding environmental damage resulting from the use of fossil fuels. Congressional support for the increased regulation of air, water, and soil contaminants is building and there are a number of pending or recently enacted legislative proposals which may affect the electric utility industry. In particular, on November 15, 1990, legislation was signed into law that substantially revises the Clean Air Act (the "1990 Amendments"). The 1990 Amendments seek to improve the ambient air quality throughout the United States by the year 2000. A main feature of the 1990 Amendments is the reduction of sulphur dioxide and nitrogen oxide emissions caused by electric utility power plants, particularly those fueled by coal. Under the 1990 Amendments the U.S. Environmental Protection Agency ("EPA") must develop limits for nitrogen oxide emissions by 1993. The sulphur dioxide reduction will be achieved in two phases. Phase I addresses specific generating units named in the 1990 Amendments. In Phase II the total U.S. emissions will be capped at 8.9 million tons by the year 2000. The 1990 Amendments contain provisions for allocating allowances to power plants
                                       16
based on historical or calculated levels. An allowance is defined as the authorization to emit one ton of sulphur dioxide.

  The 1990 Amendments also provide for possible further regulation of toxic air emissions from electric generating units pending the results of several federal government studies to be conducted over the next three to four years with respect to anticipated hazards to public health, available corrective technologies, and mercury toxicity.

  Electric utilities which own or operate nuclear power plants are exposed to risks inherent in the nuclear industry. These risks include exposure to new requirements resulting from extensive federal and state regulatory oversight, public controversy, decommissioning costs, and spent fuel and radioactive waste disposal issues. While nuclear power construction risks are no longer of paramount concern, the emerging issue is radioactive waste disposal. In addition, nuclear plants typically require substantial capital additions and modifications throughout their operating lives to meet safety, environmental, operational and regulatory requirements and to replace and upgrade various plant systems. The high degree of regulatory monitoring and controls imposed on nuclear plants could cause a plant to be out of service or on limited service for long periods. When a nuclear facility owned by an investor-owned utility or a state or local municipality is out of service or operating on a limited service basis, the utility operator or its owners may be liable for the recovery of replacement power costs. Risks of substantial liability also arise from the operation of nuclear facilities and from the use, handling, and possible radioactive emissions associated with nuclear fuel. Insurance may not cover all types or amounts of loss which may be experienced in connection with the ownership and operation of a nuclear plant and severe financial consequences could result from a significant accident or occurrence. The Nuclear Regulatory Commission (the "NRC") has promulgated regulations mandating the establishment of funded reserves to assure financial capability for the eventual decommissioning of licensed nuclear facilities. These funds are to be accrued from revenues in amounts currently estimated to be sufficient to pay for decommissioning costs.

  Telecommunications. The Portfolio may contain obligations of companies engaged in providing local, long- distance and cellular services, in the manufacture of telecommunications products and in a wide range of other activities including directory publishing, information systems and the operation of voice, data and video telecommunications networks. Technological innovations in fiber optics, cellular products and services, voice messaging, call waiting and automatic dialing offer additional potential for significant expansion. Advances like formation of a national cellular grid should also contribute to the anticipated growth of this industry. The Fund may contain obligations of the Regional Bell Holding Companies ("RBOCs") which were spun off from AT&T in 1984 pursuant to approval of the U.S. District Court for the District of Columbia (the "Court"), implementing a consent decree relating to antitrust proceedings brought by the U.S. Department of Justice. The RBOCs include: Ameritech Corporation, Bell Atlantic Corporation, BellSouth Corporation, NYNEX Corporation, Pacific Telesis Group, Southwestern Bell Corporation and U.S. West, Inc. These companies provide near monopoly local and intrastate telephone service as well as cellular and other generally unregulated services. The Fund may contain obligations of certain independent telephone companies which are subject to regulation by the Federal Communications Commissions (the "FCC") and state utility commissions but not subject to the consent decree binding the RBOCs and AT&T or of certain long-distance telecommunications carriers, certain telecommunications equipment manufacturers or of U.S. companies which provide telecommunications services or equipment mainly outside the United States. International communications facilities in the United States are also subject to the jurisdiction of the FCC, and the provision of service to foreign countries is subject to the approval of the FCC and the appropriate foreign governmental agencies.

  In accordance with the consent decree, the RBOCs provide local telephone service, including exchange access for long-distance companies, and may provide directory advertising and new customer equipment. Many of the RBOCs, pursuant to waivers, may also engage in a broad range of businesses including foreign consulting, servicing computers and marketing or leasing office equipment. AT&T provides interexchange long distance telephone service in competition with numerous other providers and certain other products, services and customer equipment.

  The Court's order approving the consent decree provided for periodic reviews of the restrictions imposed by it. In April 1990, a Federal appeals court directed the Court to review its ruling that restricts RBOC involvement in the information services business and to determine whether removal of the information services restriction would be in the public interest. On July 25, 1991, the Court lifted the information services ban. Other portions of the consent decree are being litigated. As RBOCs are released from the restrictions of the 1984 divestiture decree, they and other telephone companies are being freed to create new products, services and businesses. For example, a federal district court recently permitted Bell Atlantic to enter the cable business and it has recently proposed a merger with Tele-Communications, Inc., a large cable corporation. Bills have been introduced in the U.S. House of Representatives and the Senate that would require the RBOCs to pass a competitive market test that would block them from offering information services in the near future.

  The independent telephone companies, like the RBOCs, provide local telecommunications services, but operate in a more limited area. These companies are not subject to the consent decree and therefore can provide the full range of telecommunications services including local exchange services, the installation of business systems, telephone consulting, the manufacture of telecommunications equipment, operation of voice and data networks and directory publishing. Cellular service is providing an increasing component of the revenues of the RBOCs and independent telephone companies. Both the RBOCs and independents are subject to regulation by the FCC and state regulatory authorities. The FCC also has the power to regulate the types of telecommunications equipment which may be used and therefore may affect the business of companies in the manufacturing of telecommunications equipment. Long-distance companies which provide long-distance telecommunications services are subject to regulation by the FCC. The long-distance industry is consolidating into larger carriers.

  Certain telecommunications services have in the past been fairly resistant to recession with the exception of long-distance carriers. During the recession of 1982-83, growth in access lines simply slowed down for the independent telephone companies and only one of the predecessor Bell operating companies experienced such a downturn. The Sponsors believe that companies in the telephone business may remain resistant to recession the next few years and may experience some growth in access lines and message units. Cellular telephone service should continue to expand, although at lesser rates of growth than in the recent past. Also, ongoing technological change may lead to an increase in the development of new services such as voice messaging, call screening and automatic dialing and the demand for business services such as the use of fax machines and the movement of data information should continue to grow. Of course, there can be no assurance that dividends on the Stocks in the Fund will be increased or maintained.

  Business conditions in the telecommunications industry may affect the performance of the Fund. The FCC and certain state utility regulators have introduced certain incentive plans such as price-cap regulation which apply to certain portions of the business of certain local exchange carriers. Price-cap regulation offers local exchange carriers an opportunity to share in higher earnings provided they become more efficient. These new approaches to regulation by the FCC and various state or other regulatory agencies result in increased competition and could lead to greater risks as well as greater rewards for operating telephone companies such as those in the Fund. Technology has tended to offset the effects of inflation and is expected to continue to do so. Under traditional regulation, continuing cost increases, to the extent not offset by improved productivity and revenues from increased volume of business, would result in a decreasing rate of return and a continuing need for rate increases. Although allowance is generally made in ratemaking proceedings for cost increases, delays may be experienced in obtaining the necessary rate increases through these proceedings and there can be no assurance that these regulatory commissions in the future will grant rate increases adequate to cover operating and other expenses and debt service requirements. The long-distance industry has been increasingly opened to competition over the last number of years. As a result, the major long-distance companies compete actively for market share. Indeed, to meet increasing competition, telecommunications companies will have to commit substantial capital, technological and marketing resources.

  Cellular and cable companies provide wireless services including paging, dispatch and cellular services throughout the U.S. Most of the RBOCs, as well as long distance companies, are seeking to increase their share of the cellular market in view of perceived future growth prospects. It is unclear what effect, if any, increased competition between wireless and traditional services will have on the telecommunications industry. Other potential competition for local service has also developed. The deregulated cellular telephone industry has a limited operating history and there is significant uncertainty regarding its future, particularly with regard to increased competition, the continued growth in the number of customers, the usage and pricing of cellular services, and the cost of providing cellular services, including the cost of attracting new customers, developing new technology and the ability to obtain licenses to provide cellular services. Recent industry developments may provide increased competition and reduced revenues from cellular service for RBOCs and independent telephone companies. The uncertain outcomes of future labor agreements and employee and retiree benefit costs may also have a negative impact on profitability. Telephone usage, and therefore revenues, could also be adversely affected by any sustained economic recession. Each of these problems would adversely affect the profitability of the telecommunications issuers of the Securities, the value of the Securities and the ability of the issuers of the Securities to meet their obligations.

  Telecommunications equipment companies design, manufacture, and distribute telecommunication equipment such as central office switching equipment, switches, displays, mobile and cellular equipment and systems, network transmission equipment, PBXs, satellite, microwave, antennas, and digital communication networks. Growth of these companies may result from telephone service industry expansion, modernization requirements and possible new technology such as interactive television. As less developed countries modernize their telecommunications infrastructure, the demand for these products increases. This segment of the industry is subject to rapidly changing technology and the risk of technological obsolescence. This sector of the industry is generally not subject to regulation as other telecommunications issuers are.

  In addition, the portfolio may contain securities issued by telephone companies which provide telecommunications services or equipment outside the United States; these companies are subject to regulation by foreign governments or governmental authorities which have broad authority regulating the provision of telecommunications services and the use of certain telecommunication equipment. Consequently, certain Securities in the Fund may be affected by the rules and regulations adopted by regulatory agencies in other countries from time to time as well as United States dollar foreign exchange rates for the relevant currencies. Also, investment risks will include future political and economic development, the establishment of exchange controls or other governmental restrictions that might adversely affect the payment or receipt of payment of dividend on, or the value of, the relevant securities.

Banks and Other Financial Institutions

  Banks are subject to extensive governmental regulations which may limit both the amounts and types of loans and other financial commitments which may be made and interest rates and fees which may be charged. The profitability of financial institutions is largely dependent upon the availability and cost of funds for the purpose of financing lending operations under prevailing money market conditions. General depositor worries over perceived risks at many banks may keep funding costs unusually high. Also, general economic conditions play an important part in the operations of this industry and exposure to credit losses arising from possible financial difficulties of borrowers might affect an institution's ability to meet its obligations.

  In the late 1980s and early 1990s, the credit ratings of U.S. banks and bank holding companies were subject to extensive downgrades due primarily to deterioration in asset quality and the attendant impact on earnings and capital adequacy. Major U.S. banks, in particular, suffered from a decline in asset quality in the area of construction and commercial real-estate loans. These problem loans have been largely addressed. The FDIC indicated that in 1990 168 federally insured banks with an aggregate total of $45.7 billion in assets failed, in 1991 124 federally insured banks with an aggregate total of $64.3 billion in assets failed. During 1992, the FDIC resolved 120 failed banks with combined assets of $44.2 billion. In 1993, a total of 41 banks with combined assets of $3.5 billion were closed. The 1993 total was the lowest level in twelve years. Bank holding companies and other financial institutions may not be as highly regulated as banks, and may be more able to expand into other non-financial and non- traditional businesses. During the early 1990s, the credit ratings of many foreign banks have also been subject to significant downgrades due to a deterioration in asset quality which has negatively impacted earnings and capital adequacy. The decline in asset quality of major foreign banks has been brought about largely by recessionary conditions in their local economies.

  Recent legislation, including the Resolution Trust Corporation Refinancing, Restructuring and Improvement Act of 1991, FIRREA and FDICIA imposed many new limitations on the way in which banks, savings banks, and thrifts may conduct their business and mandated early and aggressive regulatory intervention for unhealthy institutions. Periodic efforts by recent Administrations to introduce legislation broadening the ability of banks and thrifts to compete with new products have not been successful, but if enacted could lead to more failures as a result of increased competition and added risks. Failure to enact such legislation, on the other hand, may lead to declining earnings and an inability to compete with unregulated financial institutions. Efforts to expand the ability of federal thrifts to branch on an interstate basis have been initially successful through promulgation of regulations. The Securities and Exchange Commission ("SEC") is attempting to require the expanded use of market value accounting by banks and thrifts, and has imposed rules requiring market accounting for investment securities held for sale. Adoption of additional such rules may result in increased volatility in the reported health of the industry, and mandated regulatory intervention to correct such problems.

Hospitals and Health Care Facilities

  The ability of hospitals and other health care facilities to meet their obligations with respect to revenue bonds issued on their behalf is dependent on various factors, including the level of payments received from private third-party payors and government programs and the cost of providing health care services.

  A significant portion of the revenues of hospitals and other health care facilities is derived from private third- party payors and government programs, including the Medicare and Medicaid programs. Both private third-party payors and government programs have undertaken cost containment measures designed to limit payments made to health care facilities. Furthermore, government programs are subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings and government funding restrictions, all of which may materially decrease the rate of program payments for health care facilities. There can be no assurance that payments under governmental programs will remain at levels comparable to present levels or will, in the future, be sufficient to cover the costs allocable to patients participating in such programs. In addition, there can be no assurance that a
                                       19
particular hospital or other health care facility will continue to meet the requirements for participation in such programs.

  The costs of providing health care services are subject to increase as a result of, among other factors, changes in medical technology and increased labor costs. In addition, health care facility construction and operation is subject to federal, state and local regulation relating to the adequacy of medical care, equipment, personnel, operating policies and procedures, rate-setting, and compliance with building codes and environmental laws. Facilities are subject to periodic inspection by governmental and other authorities to assure continued compliance with the various standards necessary for licensing and accreditation. These regulatory requirements are subject to change and, to comply, it may be necessary for a hospital or other health care facility to incur substantial capital expenditures or increased operating expenses to effect changes in its facilities, equipment, personnel and services.

  Hospitals and other health care facilities are subject to claims and legal actions by patients and others in the ordinary course of business. Although these claims are generally covered by insurance, there can be no assurance that a claim will not exceed the insurance coverage of a health care facility or that insurance coverage will be available to a facility. In addition, a substantial increase in the cost of insurance could adversely affect the results of operations of a hospital or other health care facility. The Clinton Administration may impose regulations which could limit price increases for hospitals, the level of reimbursements for third-party payors or other measures to reduce health care costs and make health care available to more individuals, which would reduce profits for hospitals. Some states, such as New Jersey, have significantly changed their reimbursement systems. If a hospital cannot adjust to the new system by reducing expenses or raising rates, financial difficulties may arise. Also, Blue Cross has denied reimbursement for some hospitals for services other than emergency room services. The lost volume would reduce revenue unless replacement patients were found.

  Certain hospital bonds may provide for redemption at par at any time upon the sale by the issuer of the hospital facilities to a non-affiliated entity, if the hospital becomes subject to ad valorem taxation, or in various other circumstances. For example, certain hospitals may have the right to call bonds at par if the hospital may be legally required because of the bonds to perform procedures against specified religious principles or to disclose information that it considers confidential or privileged. Certain FHA-insured bonds may provide that all or a portion of those bonds, otherwise callable at a premium, can be called at par in certain circumstances. If a hospital defaults upon a bond obligation, the realization of Medicare and Medicaid receivables may be uncertain and, if the bond obligation is secured by the hospital facilities, legal restrictions on the ability to foreclose upon the facilities and the limited alternative uses to which a hospital can be put may severely reduce its collateral value.

  The Internal Revenue service is currently engaged in a program of intensive audits of certain tax-exempt hospital and health care facility organizations. Although these audits have not yet been completed, it has been reported that the tax-exempt status of some of these organizations will be revoked. At this time, it is uncertain whether any of the hospital and health care facility obligations held by the Fund will be affected by such audit proceedings.

Retailing Companies

  The profitability of companies engaged in the retailing industry will be affected by various factors including the general state of the economy and consumer spending trends. There have been major changes in the retail environment in recent years due to the declaration of bankruptcy by some of the major corporations involved in the retail industry, and the department store segment in particular. The continued viability of the retail industry will depend on the industry's ability to adapt and to compete in changing economic and social conditions, to attract and retain capable management, and to finance expansion. Continued weakness in the banking and real estate industry, the current recessionary economic climate with the consequent slowdown in employment growth, less favorable trends in unemployment and a marked deceleration in real disposable personal income growth has resulted in significant pressure on both consumer wealth and consumer confidence. In addition, competitiveness of the retail industry will require large capital outlays for investment in the installation of automated checkout equipment to control inventory, to track the sale of individual items and to gauge the success of sales campaigns. Increasing employee and retiree benefit costs may also have an adverse effect on the industry.

Consumer Products Companies

  Investment in securities issued by consumer products companies should be made with an understanding of the many factors which may have an adverse impact on the credit quality of the particular company or industry. These include cyclicality of revenues and earnings, changing consumer demands, regulatory restrictions, products liability litigation and other litigation resulting from accidents, extensive competition (including that of low-cost foreign companies), unfunded pension fund liabilities and employee and retiree benefit costs and financial deterioration resulting from leveraged buy-outs, takeovers or acquisitions. In general, expenditures on consumer products will be affected by the economic health of consumers. A continuing weak economy with its consequent effect on con-
                                       20
sumer spending would have an adverse effect on the industry. Other factors of particular relevance to the profitability of the industry are the effects of increasing environmental regulation on packaging and on waste disposal, the continuing need to conform with foreign regulations governing packaging and the environment, the outcome of trade negotiations and their effect on foreign subsidies and tariffs, foreign exchange rates, the price of oil and its effect on energy costs, inventory cutbacks by retailers, transportation and distribution costs, health concerns relating to the consumption of certain products, the effect of demographics on consumer demand, the availability and cost of raw materials and the ongoing need to develop new products and to improve productivity.

Real Estate Companies

  Investment in securities issued by real estate companies should be made with an understanding of the many factors which may have an adverse impact on the credit quality of the particular company or industry. These include economic recession, competitive overbuilding, unusually adverse weather conditions, changing demographics, changes in government regulations (including tax laws and environmental, building zoning and sales regulation by various federal, state and local authorities), increases in real estate taxes or costs of material and labor, the inability to secure performance guarantees as required and the unavailability of construction financing or mortgage loans at rates acceptable to builders and home buyers.

  In particular, commercial real estate was especially hard hit by the crisis in the savings and loan industry. The collapse of hundreds of lending institutions has removed many of the most aggressive lenders and investors, and most of the remaining institutions have become wary of new real estate loans. Furthermore, FIRREA places restrictions on developers through limiting the amount of acquisition, development and construction lending by financial institutions. This restriction in credit to the real estate industry is reducing asset prices and further restricting demand for new construction. At present, vacancy rates for apartments and commercial buildings remain high, which also depresses the demand for new construction. According to the U.S. Department of Commerce, growth in white collar employment is likely to slow over the next several years, due to demographic reasons and this factor will tend to keep office vacancy rates high. In addition, The Fair Housing Act of 1988, which requires a certain portion of apartments in newly constructed buildings be made accessible to the handicapped, is expected to increase costs and reduce overall profit margins for these projects. According to the U.S. Department of Commerce, the commercial real estate slump is likely to persist for several years.

Manufacturing Companies

  Growth in the manufacturing industry is closely linked to expansion in the domestic and global economies. The ongoing global recession with its consequent effect on industrial growth, employment and consumer spending in addition to any increase in oil prices or in interest rates may lead to a decrease in demand for the products of companies engaged in manufacturing industrial and automotive products. Also, since the federal government and many state, local and foreign governments now have a budget deficit, financial expenditures by these entities on capital improvements may be extremely limited. The lack of funds allocated by public entities to capital improvement projects may adversely affect manufacturers engaged in the production of industrial materials used for capital improvements or for the upgrade of the infrastructure. Indeed, government contracts with certain issuers may contain unfavorable provisions, including provisions allowing the government to terminate these contracts without prior notice, or to audit and redetermine amounts payable to the issuer pursuant to these contracts or to require the issuer to pay for cost overruns. Additionally, legislation to limit excess profits on government contracts is introduced in the United States Congress from time to time. Cutbacks in defense spending by the federal and foreign governments has adversely impacted many of the companies engaged in the aerospace and arms/defense sectors of the manufacturing industry.

  Environmental and safety issues increasingly affect the manufacturing industry. Issuers may experience decreases in profitability as legislative mandates impose costs associated with compliance with environmental regulations and manufacturing more environmentally sound and safer equipment. Furthermore, the cost of product liability insurance and the inability of some manufacturing companies to obtain this insurance may have an adverse impact on the industry. Financial Accounting Standard Board regulations with regard to accounting for, among other things, post retirement benefits may lead to changes in accounting which could have significant negative effects on reported earnings and reported long term liabilities and book value of some manufacturing companies. The lack of demand for new home and office construction will affect the demand for certain tools and industrial machinery products. Inflation, slow growth in personal disposable income, tighter loan qualification standards, higher downpayments, the lower rate of job creation, increased cost of vehicle ownership and operation and oil prices will also affect companies engaged in manufacturing, particularly in the automotive industry. Shortages of skilled labor, particularly in the machine tools industry, may become a major problem in the future.

  The long-term outlook is largely dependent upon the growth and competitiveness of the U.S. manufacturing base. Increased consolidation and merger activity increases competitiveness in general but individual companies may experience severe financial problems due to this increased competitiveness. Strong competition from foreign nations, particularly Latin American and Pacific Rim countries which have lower labor costs, will severely impact the profitability of the U.S. manufacturing business. The continuing establishment of manufacturing and sales facilities abroad to take advantage of international marketing operations is crucial and the success of these foreign operations could be affected by a strengthening of the dollar which could lead to a decrease in demand for U.S. products, the outcome of trade negotiations which will affect foreign tariffs on U.S. exports abroad and U.S. taxes on foreign imports to the U.S. and the ability to provide attractive financing packages to customers in the current tight credit market.

  U.S. manufacturers may also experience increased outlays of capital in their efforts to manufacture products which comply with foreign standards for certain manufacturing products. Also, since contracts may often be concluded with entities or governments of unstable foreign nations in, for example, Eastern Europe, South America or the Middle East, completion of and payment for certain products and services will be subject to the risks associated with political instability such as the risk of insurrection, hostilities from the local population, government policies against businesses owned by non-nationals and the possibility of expropriation. Certain of these nations may not honor obligations under contracts when payments are due. Furthermore, it may be more difficult to enforce a judgment against a foreign contracting party.

Natural Resource Companies

  Investment in securities issued by companies primarily engaged in the extraction or sale of natural resources should be made with an understanding of the many factors which may have an adverse impact on the credit quality of the particular company or industry. These include declining prices for natural resource products, over-supply, regulation throughout the world of production (including price control regulation in the United States by state andfederal agencies), federal, state and local environmental laws and regulations, extensive competition for reserve acquisitions and exploration leases, licenses and concessions, litigation resulting from accidents or environmentally-caused illnesses and unavailability of exploration financing.

  In particular, the impact of increasing environmental regulation with legislation such as the Clean Air Act and the Resource Conservation and Recovery Act, among others, in addition to the increasing pressure to withdraw land from the mining and forestry industries due to environmental and conservation concerns may adversely affect companies engaged in the natural resource industries. Other issues which affect these industries are the possibility of labor stoppages through strikes, the impact of regulation of worker conditions by the Occupational Safety and Health Administration, the imposition of taxes on the extraction of certain materials, fluctuations in the price of oil, the cost of raw materials, the slump in the construction industry and the consequent decrease in the demand for wood products, intellectual property disputes, the time lapse between exploration and the commencement of mining which may discourage continued investment in exploration in the future, international competition, foreign exchange rates and the outcome of trade negotiations.

FOREIGN OBLIGORS

  On the basis of the best information available to the Sponsors, except as indicated in Part A, under existing law there are no withholding taxes applicable to any foreign Debt Obligations in the Portfolio. Issues of foreign obligors may involve investment risks that are different from those of domestic issues, including fluctuations in the value of the U.S. dollar and foreign currencies, future political and economic developments and the possible imposition of withholding taxes on interest income payable on the Debt Obligations and the possible imposition of exchange controls or other foreign governmental restrictions (including expropriation, burdensome or confiscatory taxation and moratoriums) which might adversely affect the payment or receipt of payment of amounts due on the Debt Obligations. In addition, it may be more difficult to obtain and enforce a judgment against a foreign obligor, there may be less publicly available information about a foreign obligor than about domestic issuers, foreign obligors generally operate in different regulatory environments than comparable domestic issuers and foreign obligors are not generally subject to uniform accounting, auditing and financial reporting standards, practices and requirements comparable to those applicable to domestic issuers.

PAYMENT OF THE SECURITIES AND LIFE OF THE FUND

  Because certain of the Debt Obligations from time to time may be redeemed or prepaid or will mature in accordance with their terms or may be sold under certain circumstances described herein, no assurance can be given that the Fund will retain for any length of time its present size and composition. Many of the Debt Obligations may be subject to redemption prior to their stated maturity dates pursuant to optional refunding or sinking fund redemption provisions or otherwise. Issues of preferred stock generally provide that the preferred stock may be liquidated,
                                       22
either by a partial scheduled redemption pursuant to a sinking fund or by a refunding redemption pursuant to which, at the option of the issuer, all or part of the issue can be retired from any available funds, at prices which may or may not include a premium over the involuntary liquidation preference, which is the same as the par or stated value of the Preferred Stocks except as referred to under Investment Summary in Part A. In general, optional refunding redemption provisions are more likely to be exercised when the Securities are valued at a premium over par or stated value than when they are valued at a discount from par or stated value. Generally, the value of the Securities will be at a premium over par when market interest rates fall below the coupon rate. The percentage of the face amount, or par or stated value, of Securities in the Portfolio which were valued on the Evaluation Date in excess of par is set forth under Investment Summary in Part A.

  Certain Debt Obligations in the Portfolio may be currently subject to sinking fund provisions. These provisions are designed to redeem a significant portion of an issue gradually over the life of the issue; obligations to be redeemed are generally chosen by lot. In addition, certain issues of mortgage bonds require that the issuer make either scheduled additions to the property securing the bonds or deposit cash into a replacement, maintenance or similar fund. Under certain circumstances the deposited cash may be used to redeem bonds at prices lower than those permissible for optional redemptions. Additionally, the size and composition of the Fund will be affected by the level of redemptions of Units that may occur from time to time and the consequent sale of Securities (see Redemption). Principally, this will depend upon the number of Holders seeking to sell or redeem their Units and whether or not the Sponsors continue to reoffer Units acquired by them in the secondary market. Factors that the Sponsors will consider in the future in determining to cease offering Units acquired in the secondary market include, among other things, the diversity of the portfolio remaining at that time, the number of units of all series of funds which they hold in their inventories, the saleability of the units and their estimate of the time required to sell the units and general market conditions, the size of the Fund relative to its original size, the ratio of Fund expenses to income, the Fund's current return and the degree to which Units may be selling at a premium over par, and the cost of maintaining a current prospectus for the Fund. These factors may also lead the Sponsors to seek to terminate the Fund earlier than would otherwise be the case (see Administration of the Fund--Amendment and Termination).

  FIRST GNMA SERIES. Monthly payments and prepayments of principal are made to the Fund in respect of the mortgages underlying the Ginnie Maes (see Income; Estimated Current Return; Estimated Long Term Return below). All of the mortgages in the pools relating to the Ginnie Maes are subject to prepayment without any significant premium or penalty at the option of the mortgagors (i.e. the homeowners). While the mortgages on 1-to 4- family dwellings underlying the Ginnie Maes are amortized over a period of up to 30 years, it has been the experience of the mortgage industry that the average life of comparable mortgages, owing to prepayments, is much less. Pricing of GNMA Securities has been based upon yield assumptions grounded in this historical experience of the FHA relating to 26-30 year mortgages on 1-to 4-family dwellings at various interest rates (which, in general, have been lower than the rates of the Ginnie Maes in the Portfolios.) Yield tables for Ginnie Maes utilize a 12-year average life assumption for Ginnie Mae pools of 30 year mortgages on 1-to 4-family dwellings. This assumption was derived from the FHA experience relating to prepayments on such mortgages during the period from the mid 1950's to the mid 1970's. This 12 year average life assumption was calculated in respect of a period during which mortgage lending rates were fairly stable. That assumption is probably no longer an accurate measure of the average life of Ginnie Maes or their underlying single family mortgage pools. While the mortgages on 1-to 4-family dwellings underlying the FHLMC Certificates are amortized over a period of up to 15 years, the average life of comparable mortgages, owing to prepayments, is much less. Freddie Mac's current estimate of the weighted average life of 30-year conventional mortgages is approximately 8.5 years. The weighted average life of 15-year conventional mortgages is approximately 6 years. Pricing of FHLMC Certificates has been based upon yield assumptions based on this estimate. The principal repayment behavior of any individual mortgage will likely vary from this estimate. The extent of this variation will depend on a variety of factors, including the relationship between the coupon rate on a mortgage and prevailing mortgage origination rates. As prevailing mortgage origination rates increase in relationship to a mortgage coupon rate, the likelihood of prepayment of that mortgage decreases. Conversely, during periods in which prevailing mortgage origination rates are significantly less than a mortgage coupon rate, prepayment of that mortgage becomes increasingly likely. Freddie Mac revises its weighted average life estimate from time to time to better reflect both actual and projected payment experience. The bases for the calculation of the estimated average life and the relationship of this calculation to Estimated Long Term Return are more fully described below under Description of the Fund-- Income; Estimated Current Return; Long Term Return.

  While the industry estimates that Freddie Mac PCs and Ginnie Maes will prepay as described herein, it is not possible to predict meaningfully prepayment levels on those Securities in the Fund. Today, research analysts use
                                       23
complex formulae to scrutinize the prepayments of mortgage pools in an attempt to predict more accurately the average life of these mortgage backed securities.

  Generally speaking, a number of factors, including mortgage market interest rates and homeowners mobility, will affect the average life of these Securities. Changes in prepayment patterns, as reported by the agencies on a periodic basis, if generally applicable to the mortgage pools related to specific mortgage-backed securities, could influence yield assumptions used in pricing the securities. Shifts in prepayment patterns are influenced by changes in housing cycles and mortgage refinancing and are also subject to certain limitations on the gathering of the data; it is impossible to predict how new statistics will affect the yield assumptions that determine mortgage industry norms and pricing of mortgage backed securities. Moreover, there is no assurance that the pools of mortgage loans relating to the Securities in the Fund will conform to prepayment experience as reported by the agencies on a periodic basis, or the prepayment experience of other mortgage lenders.

  While the value of these mortgage backed securities generally fluctuates inversely with changes in interest rates, it should also be noted that their potential for appreciation, which could otherwise be expected to result from a decline in interest rates, may tend to be limited by any increased prepayments by mortgagors as interest rates decline. Accordingly, the termination of the Fund might be accelerated as a result of prepayments made as described above. It is also possible that, in the absence of a secondary market for the Units or otherwise, redemptions of Units may occur in sufficient numbers to reduce the Portfolio to a size resulting in such termination (termination for this reason would be delayed if additional Units are issued). Early termination of the Fund or early payments of principal may have important consequences to the Holders. To the extent that Units were purchased with a view to an investment of longer duration, the overall investment program of the investor may require readjustment or the overall return on investment may be less or greater than anticipated, depending in part on whether the purchase price paid for Units represented the payment of an overall premium or a discount, respectively, above or below the stated principal amounts of the underlying mortgages. In this connection, attention is directed to The GNMA Fund Investment Accumulation Program and the Reinvestment Plan described below under Administration of the Fund, which afford to Holders the opportunity to automatically reinvest distributions of principal resulting from prepayments and termination as described above (as well as regular payments of interest and distributions of principal received upon maturity).

  CASH OR ACCRETION BOND SERIES AND SELECT SERIES. Periodic payments of principal and interest on the Ginnie Maes, Fannie Maes or Freddie Macs which back the Compound Interest Bonds in the Portfolio will be made to the respective Bond Trustees subsequent to the Payment Commencement Dates of the respective Compound Interest Bonds. In addition, prepayments of principal on the Ginnie Maes, Fannie Maes or Freddie Macs will be made to the Bond Trustees and the Ginnie Maes, Fannie Maes or Freddie Macs may be prepaid in their entirety prior to their stated maturity. All or a portion of the principal and interest payments and prepayments received on Ginnie Maes, Fannie Maes or Freddie Macs included in the collateral for the Bonds deposited in the Fund will be used to make principal and interest payments on the bonds of the issuer (other than the Compound Interest Bonds) until the bonds are paid in full. Thereafter, principal and interest payments will be used to pay principal and interest on the Compound Interest Bonds. Payments of principal will first be allocated to the holders of any bonds of the issuer which have the earliest stated maturity. When these bonds have been fully paid, principal payments will next be allocated to the holders of the remaining bonds of the issuer in the order of their respective stated maturities. Bonds may also be redeemed or sold under certain circumstances (See Redemption; Administration of the Fund--Portfolio Supervision). Because the principal on the Ginnie Maes, Fannie Maes or Freddie Macs and the proceeds of any sales of Bonds received by the Fund (less certain amounts deducted by the Fund Trustee) may be distributed to Holders after an initial period or paid out upon redemptions, the aggregate principal amount of the Compound Interest Bonds in the Portfolio, and accordingly the principal amount of Compound Interest Bonds underlying each Unit, will decrease over time. (For a description of Ginnie Maes, see above under Risk Factors--First GNMA Series; for a description of Fannie Maes and Freddie Macs see above under Risk Factors--Cash or Accretion Bond Series and Select Series.)

  As noted above, all of the mortgages in the pools relating to the Ginnie Maes, Fannie Maes or Freddie Macs are subject to prepayment without any significant premium or penalty at the option of the mortgagors (i.e., the homeowners). While the mortgages on the single-family dwellings underlying the Ginnie Maes and the 1-to 4-family dwellings underlying the Fannie Maes and Freddie Macs which back the Compound Interest Bonds have a stated maturity of up to 30 years, it has been the experience of the mortgage industry that the average life of comparable mortgages, owing to prepayments, is considerably less. Prepayments on mortgages are commonly measured relative to a prepayment standard or model (a "Prepayment Model"), which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of new mortgage loans. 100% of the Prepayment Model assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 0.2% per annum in each month
                                       24
thereafter until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans, 100% of the Prepayment Model assumes a constant prepayment rate of 6% per annum. The principal repayment behavior of any individual mortgage will likely vary from these assumptions. The extent of this variation will depend on a variety of factors, including the relationship between the coupon rate on a mortgage and prevailing mortgage origination rates. As prevailing mortgage origination rates increase in relationship to a mortgage coupon rate, the likelihood of prepayment of that mortgage decreases. Conversely, during periods in which prevailing mortgage origination rates are significantly less than a mortgage coupon rate, prepayment of that mortgage becomes increasingly likely.

  By creating separate "fast pay/slow pay" classes of debt obligations, the issuers are able to create a class of Compound Interest Bonds for which the "weighted average life" may exceed the average life of a typical mortgage. A number of factors, including mortgage market interest rates and homeowners' mobility, will affect the average life of the Ginnie Maes, Fannie Maes or Freddie Macs which back the Compound Interest Bonds in the Portfolio and, accordingly, there can be no assurance that the prepayment levels which will be actually realized will conform to the Prepayment Model. While the value of Ginnie Maes, Fannie Maes or Freddie Macs fluctuates inversely with changes in interest rates, it should also be noted that the potential for appreciation on Ginnie Maes, Fannie Maes or Freddie Macs, which could otherwise be expected to result from a decline in interest rates, may tend to be limited by any increased prepayments by mortgagors as interest rates decline. Accordingly, the termination of the Fund might be accelerated as a result of prepayments made as described above. In addition, it is possible that, in the absence of a secondary market for the Units or otherwise, redemptions of Units may occur in sufficient numbers to reduce the Portfolio to a size resulting in the termination of the Fund (termination for this reason would be delayed if additional Units are issued). Early termination of the Fund may have important consequences to the Holders, e.g., to the extent that Units were purchased with a view to an investment of longer duration, the overall investment program of the investor may require readjustment, or the overall return on investment may be less or greater than anticipated, depending in part on whether the purchase price paid for Units represented the payment of an overall premium or a discount, respectively, above or below the stated principal amounts of the underlying mortgages.

  The following table, based on a standard prepayment model, illustrates the prepayment pattern of a typical Compound Interest Bond and, by comparison, the prepayment pattern of the "fast-pay" classes of the same issue. THIS TABLE IS INCLUDED ONLY AS AN EXAMPLE AND DOES NOT REPRESENT THE ACTUAL COMPOUND INTEREST BONDS IN THE FUND PORTFOLIO. NEITHER THE TABLE NOR ANY OTHER PREPAYMENT MODEL OR ASSUMPTION PURPORTS TO BE EITHER AN HISTORICAL DESCRIPTION OF THE PREPAYMENT EXPERIENCE OF ANY POOL OF MORTGAGES OR A PREDICTION OF THE ANTICIPATED RATE OF PREPAYMENT ON THE COMPOUND INTEREST BONDS IN THE PORTFOLIO.

  As used in the table, "0% of the Prepayment Model" assumes no prepayments; "100% of the Prepayment Model" assumes prepayment rates equal to 100% of 100% of the Prepayment Model; "175% of the Prepayment Model" assumes prepayment rates equal to 175% of 100% of the Prepayment Model; and "250% of the Prepayment Model" assumes prepayment rates equal to 250% of 100% of the Prepayment Model. The percentage of the Prepayment Model used for a specific Fund is set forth under Investment Summary in Part A.


                          PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING

                                     0% OF THE PREPAYMENT MODEL      100% OF THE PREPAYMENT MODEL
                                  -------------------------------- ---------------------------------
                                                          COMPOUND                         COMPOUND
                                                          INTEREST                         INTEREST
DATE                              CLASS A CLASS B CLASS C  CLASS   CLASS A CLASS B CLASS C   CLASS
--------------------------------- ------- ------- ------- -------- ------- ------- ------- ---------

Initial Balance. . . . . . . . .     100     100     100      100     100     100     100       100
August 20, 1989. . . . . . . . .      76     100     100      132      45     100     100       132
August 20, 1990. . . . . . . . .      67     100     100      145      20     100     100       145
August 20, 1991. . . . . . . . .      57     100     100      160       0      97     100       160
August 20, 1992. . . . . . . . .      46     100     100      176       0      73     100       176
August 20, 1995. . . . . . . . .       7     100     100      233       0       5     100       233
August 20, 1998. . . . . . . . .       0      52     100      310       0       0      57       310
August 20, 2000. . . . . . . . .       0       6     100      374       0       0      29       374
August 20, 2001. . . . . . . . .       0       0      85      411       0       0      18       411
August 20, 2003. . . . . . . . .       0       0      68      497       0       0       3       497
August 20, 2004. . . . . . . . .       0       0      60      546       0       0       0       455
August 20, 2008. . . . . . . . .       0       0      20      797       0       0       0        61
August 20, 2009. . . . . . . . .       0       0       8      876       0       0       0         0


                    PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING (Continued)

                                     0% OF THE PREPAYMENT MODEL      100% OF THE PREPAYMENT MODEL
                                  -------------------------------- ---------------------------------
                                                          COMPOUND                         COMPOUND
                                                          INTEREST                         INTEREST
DATE                              CLASS A CLASS B CLASS C  CLASS   CLASS A CLASS B CLASS C   CLASS
--------------------------------- ------- ------- ------- -------- ------- ------- ------- ---------

August 20, 2013. . . . . . . . .       0       0       0       39       0       0       0         0
August 20, 2014. . . . . . . . .       0       0       0        0       0       0       0         0
Weighted Average Life (years)(1)     5.6    12.2    19.1     25.6     2.9     7.2    12.9      20.1



                          PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING

                                    175% OF THE PREPAYMENT MODEL     250% OF THE PREPAYMENT MODEL
                                  -------------------------------- ---------------------------------
                                                          COMPOUND                         COMPOUND
                                                          INTEREST                         INTEREST
DATE                              CLASS A CLASS B CLASS C  CLASS   CLASS A CLASS B CLASS C   CLASS
--------------------------------- ------- ------- ------- -------- ------- ------- ------- ---------

Initial Balance. . . . . . . . .     100     100     100      100     100     100     100       100
August 20, 1989. . . . . . . . .      22     100     100      132       1     100     100       132
August 20, 1990. . . . . . . . .       0      88     100      145       0      56     100       145
August 20, 1991. . . . . . . . .       0      55     100      160       0      19     100       160
August 20, 1992. . . . . . . . .       0      25     100      176       0       0      90       176
August 20, 1995. . . . . . . . .       0       0      64      233       0       0      36       233
August 20, 1998. . . . . . . . .       0       0      22      310       0       0       3       310
August 20, 2000. . . . . . . . .       0       0       2      374       0       0       0       123
August 20, 2001. . . . . . . . .       0       0       0      284       0       0       0        25
August 20, 2003. . . . . . . . .       0       0       0      110       0       0       0         0
August 20, 2004. . . . . . . . .       0       0       0       36       0       0       0         0
August 20, 2008. . . . . . . . .       0       0       0        0       0       0       0         0
August 20, 2009. . . . . . . . .       0       0       0        0       0       0       0         0
August 20, 2013. . . . . . . . .       0       0       0        0       0       0       0         0
Weighted Average Life (years)(1)     2.3     5.4    10.3     16.3     2.0     4.4     8.6      13.9



DESCRIPTION OF THE FUND

THE PORTFOLIO

  The Portfolio contains different issues of Debt Obligations with fixed final maturity or disposition dates or of Preferred Stocks. In addition up to 10% of the initial value of the Portfolio may have consisted of units ("Other Fund Units") of previously-issued Series of The Corporate Income Fund ("Other Funds") sponsored and underwritten by certain of the Sponsors and acquired by the Sponsors in the secondary market. The Other Fund Units are not debt obligations as such but represent interests in the securities, primarily corporate debt obligations, in the portfolios of the Other Funds. The Portfolio may also contain Securities which were acquired in private placements or otherwise and which cannot, in the opinion of counsel designated by the Sponsors and satisfactory to the Trustee, be sold publicly by the Trustee without registration (or perfection of an exemption) under the Securities Act of 1933, as amended, or similar provisions of law subsequently enacted ("Restricted Securities"). See Investment Summary in Part A for a summary of particular matters relating to the Portfolio.

  In selecting Debt Obligations for deposit in the Fund, the Defined Asset Funds research analysts considered the following factors, among others: (i) whether the Debt Obligations were rated in the category A or better by at least one nationally recognized rating agency--see Description of Ratings below) or, in the opinion of Defined Asset Funds research analysts, on the Date of Deposit had comparable credit characteristics; (ii) the yield and price of the Debt Obligations relative to other comparable debt securities and the yield and price of the Preferred Stocks relative to other comparable preferred stocks; (iii) the diversification of the Portfolio as to various utility and industrial classifications, taking into account the availability in the market of issues which met the Fund's price criteria; and (iv) (for certain Funds organized in 1984 and thereafter as grantor trusts) whether the Debt Obligations were issued after July 18, 1984 if interest thereon is United States source income. For FIRST GNMA SERIES, selection criteria also included the maturities of the available Ginnie Maes and the extent to which they were trading at a premium over or at a discount from par. For PREFERRED STOCK PUT SERIES the selection factors included: (a) the yield and price of the Securities, relative to other comparable preferred stocks; and (b) the terms and conditions of the purchase commitments of the Sellers with respect to the Securities. For CASH OR ACCRETION BOND SERIES and SELECT SERIES, selection factors also included the payment provisions applicable to the Securities. The restrictions applica-
                                       26
ble to the purchase of replacement Securities summarized under Administration of the Fund--Portfolio Supervision were also considered.

  The Portfolio may contain debt obligations rated BBB by Standard & Poor's and Baa by Moody's, which are the lowest "investment grade" ratings assigned by the two rating agencies, or debt obligations rated below investment grade. Certain Funds contain bonds that have been downgraded to non-investment grade since their deposit into the Fund. The Portfolio may also contain debt obligations that have received investment grade ratings from one rating agency but "junk bond" ratings from the other rating agency. In addition, the Portfolio may contain debt obligations which are not rated by either agency but have in the opinion of Defined Asset Funds research analysts, comparable credit characteristics to debt obligations rated below investment grade. Investors should therefore be aware that these debt obligations may have speculative characteristics and that changes in economic conditions or other circumstances are more likely to lead to a weakened capacity to make principal and interest payments on these debt obligations than is the case with higher rated bonds. Moreover, conditions may develop with respect to any of the issuers of debt obligations in the Portfolio which may cause the rating agencies to lower their ratings below investment grade on a given security or cause Defined Asset Funds research analysts to determine that the credit characteristics of a given security are comparable to debt obligations rated below investment grade. As a result of timing lags or a lack of current information, there can be no assurance that the rating currently assigned to a given debt obligation by either agency or the credit assessment of the Defined Asset Funds research analysts actually reflects all current information about the issuer of that debt obligation.

  Subsequent to the Date of Deposit, a Debt Obligation may cease to be rated, its rating may be reduced or the credit assessment of the Agent for the Sponsors may change. Because of the fixed nature of the Portfolio, none of these events require an elimination of that Debt Obligation from the Portfolio, but the lowered rating or changed credit assessment may be considered in the Sponsors' determination to direct the disposal of the Debt Obligation (see Administration of the Fund--Portfolio Supervision).

  Because ratings may be lowered or the credit assessment of Defined Asset Funds research analysts may change, an investment in Units of the Trust should be made with an understanding of the risks of investing in "junk bonds" (bonds rated below investment grade or unrated bonds having similar credit characteristics), including increased risk of loss of principal and interest on the underlying debt obligations and the risk that the value of the Units may decline with increases in interest rates. In recent years there have been wide fluctuations in interest rates and thus in the value of fixed-rate debt obligations generally. Debt obligations which are rated below investment grade or unrated debt obligations having similar credit characteristics are often subject to greater market fluctuations and risk of loss of income and principal than securities rated investment grade, and their value may decline precipitously in response to rising interest rates. This effect is so not only because increased interest rates generally lead to decreased values for fixed-rate instruments, but also because increased interest rates may indicate a slowdown in the economy generally, which could result in defaults by less creditworthy issuers. Because investors generally perceive that there are greater risks associated with lower-rated securities, the yields and prices of these securities tend to fluctuate more than higher-rated securities with changes in the perceived credit quality of their issuers, whether these changes are short-term or structural, and during periods of economic uncertainty.

  Debt rated below investment grade or having similar credit characteristics also tends to be more thinly traded than investment-grade debt and held primarily by institutions, and this lack of liquidity can negatively affect the value of the debt. Debt which is not rated investment grade or having similar credit characteristics may be subordinated to other obligations of the issuer. Senior debtholders would be entitled to receive payment in full before subordinated debtholders receive any payment at all in the event of a bankruptcy or reorganization. Lower rated debt obligations and debt obligations having similar credit characteristics may also present payment-expectation risks. For example, these bonds may contain call or redemption provisions that would make it attractive for the issuers to redeem them in periods of declining interest rates, and investors would therefore not be able to take advantage of the higher yield offered.

  The Investment Summary in Part A contains the number of bonds that are non-investment grade and the percentage of the aggregate face amount of the Portfolio representing any defaulted bonds. Lower-rated securities generally involve greater risks of loss of income and principal than higher-rated securities, and recent studies have indicated that the number of defaults by issuers and the amount of debt in default have increased substantially in the past few years. Issuers of lower-rated securities may possess less creditworthy characteristics than issuers of higher-rated securities and, especially in the case of issuers whose obligations or credit standing have recently been downgraded, may be subject to claims by debtholders, suppliers, owners of property leased to the issuer or others which, if sustained, would make it more difficult for the issuers to meet their payment obligations. Therefore, investors should consider carefully the relative risks associated with investment in securities which carry lower ratings.

  Debt Obligations that are rated lower than BBB or Baa and unrated bonds with similar credit characteristics should be considered speculative as such ratings indicate a quality of less than investment grade. In addition, the limited market for these Debt Obligations may affect the price of the particular Security to be sold for purposes of redemption and the amount actually realized by the Fund upon a sale. Any sale may therefore result in a loss to the Fund.

  The value of the Units reflects the value of the portfolio Securities, including the value (if any) of Securities in default. Should the issuer of any Debt Obligation default in the payment of principal or interest, the Fund may incur additional expenses seeking payment on the defaulted Debt Obligation. Because amounts (if any) recovered by the Fund in payment under the defaulted Debt Obligation may not be reflected in the value of the Units until actually received by the Fund, and depending upon when a Holder purchases or sells his Units, it is possible that a Holder would bear a portion of the cost of recovery without receiving any portion of the payment recovered. It is possible that new laws could be enacted which could hurt the market for bonds which are not rated investment grade. For example, federally regulated financial institutions could be required to divest their holdings of these bonds, or proposals could be enacted which might limit the use, or tax or other advantages, of these bonds.

  The yields on Securities of the type deposited in the Fund are dependent on a variety of factors, including general money market conditions, general conditions of the corporate bond market, size of a particular offering, the maturity of the obligation and rating or other credit assessment of the issue. Accordingly, the yields of debt obligations deposited in the Fund will vary with changes in these factors, including changes in ratings or other credit assessments. The ratings represent the opinions of the rating organizations as to the quality of the debt obligations that they undertake to rate. Similarly, the credit assessments of the Agent for the Sponsors represent its opinion as to the credit quality of the debt obligations that it assesses. It should be emphasized, however, that ratings are general and are not absolute standards of quality. Investors should be aware that ratings and other credit assessments of debt securities evaluate the ability of the issuer to pay interest and principal but do not evaluate the risk of decline in the market value of the debt securities for other reasons. Consequently, debt obligations with the same maturity, coupon and rating may have different yields, while debt obligations of the same maturity and coupon with different ratings may have the same yield.

  The Agent for the Sponsors might have made arrangements with a number of different issuers which create a framework within which debt obligations may be acquired for deposit in various series of corporate Defined Funds on a private placement basis. Under these arrangements the Agent for the Sponsors may make bids to purchase debt obligations for deposit in a particular series on the basis of a price and other terms determined for the particular bid. It is not, however, obligated to make any bids to purchase debt obligations under these arrangements and the issuers are not obligated to accept any bid which the Agent for the Sponsors may choose to make.

  The portfolios underlying any Other Fund Units (the units of no one Other Fund represented more than 5%, and all Other Fund Units represented less than 10%, of the aggregate offering side evaluation of the Portfolio on the Date of Deposit) are substantially similar to that of the Fund. The percentage of the Portfolio, if any, represented by Other Fund Units on the Evaluation Date is set forth under Investment Summary in Part A. On their respective dates of deposit, the underlying debt obligations in any Other Funds were rated BBB or better by Standard & Poor's or Baa or better by Moody's. While certain of those debt obligations may not currently meet these criteria, they did not represent more than 0.5% of the face amount of the Portfolio on the Date of Deposit. Debt obligations in each Other Fund which do not mature according to their terms within 10 years after the Date of Deposit had an aggregate bid side evaluation of at least 40% of the initial face amount of the Other Fund. The investment objectives of the Other Funds are similar to the investment objective of the Fund, and the Sponsors, Trustee and Evaluator of the Other Funds have responsibilities and authority paralleling in most important respects those described in this Prospectus and receive similar fees. The names of any Other Funds represented in the Portfolio and the number of units of each Other Fund in the Fund may be obtained without charge by writing to the Trustee.

  The Fund consists of the Securities listed under Portfolio in Part A (including any additional or replacement Securities acquired and held by the Fund pursuant to the terms of the Indenture) as long as they may continue to be held in the Fund, together with accrued and undistributed interest thereon and undistributed and uninvested cash realized from the disposition or redemption of Securities (see Administration of the Fund--Portfolio Supervision). CASH OR ACCRETION BOND SERIES and SELECT SERIES consist of the principal amount of the Compound Interest Bonds, appreciating through compounding of interest, and the principal amount of the interest-bearing bonds, as they may continue to be held from time to time in the Fund together with accrued and undistributed interest thereon and undistributed cash representing payments and prepayments of principal and proceeds realized from the disposition of Compound Interest Bonds. The Indenture for certain Funds may authorize the Sponsors to increase the size and the number of Units of the Fund by the deposit of Additional Securities and the issue of a corresponding number of additional Units subsequent to the Initial Date of Deposit provided that the original relationship among
                                       28
the face amounts of Securities of specified issuers, interest rates, maturities and call provisions, if any, is maintained. Also, Securities may be sold under certain circumstances (see Redemption; Administration of the Fund-- Portfolio Supervision). As a result, the aggregate face amount of the Securities in the Portfolio will vary over time.

  Subsequent to the initial Date of Deposit, if any Units are redeemed by the Trustee the face amount of Securities in the Fund will be reduced by amounts allocable to redeemed Units, and the fractional undivided interest represented by each Unit in the balance will be increased. However, if additional Units are issued by the Fund (through deposit of Securities by the Sponsor in connection with the sale of additional Units or reinvestment), the aggregate value of Securities in the Fund will be increased by amounts allocable to additional Units, and the fractional undivided interest represented by each Unit in the balance will be decreased. Units will remain outstanding until redeemed upon tender to the Trustee by any Holder (which may include the Sponsor) until the termination of the Indenture (see Redemption; Administration of the Fund--Amendment and Termination). Neither the Sponsors nor the Trustee shall be liable in any way for any default, failure or defect in any Security. In the event of a failure to deliver any Security that has been purchased for the Fund under a contract, including any Security purchased on a when, as and if issued basis, the Sponsors are authorized under the Indenture to direct the Trustee to acquire other obligations to make up the original Portfolio of the Fund. If substitute Securities are not acquired, the Sponsors will, on or before the next following Distribution Day, cause to be refunded the attributable sales charge, plus the attributable Cost of Securities to Fund listed under Portfolio in Part A of the Prospectus, plus interest attributable to the failed obligation. (See Administration of the Fund--Portfolio Supervision.)

INCOME; ESTIMATED CURRENT RETURN; ESTIMATED LONG-TERM RETURN (MONTHLY PAYMENT SERIES, FIRST GNMA SERIES, INSURED SERIES, AND INTERMEDIATE-TERM SERIES)

  Generally. The estimated net annual interest rate per Unit on the Evaluation Date is set forth under Investment Summary in Part A of the Prospectus. This rate shows the percentage return based on the face amount per Unit after deducting estimated annual fees and expenses expressed as a percentage. Interest on the Securities in the Fund, less estimated fees of the Trustee and (if applicable) Sponsors and certain other expenses, is expected to accrue at the daily rate (based on a 360-day year) shown under Investment Summary in Part A of the Prospectus. The rate will vary if any Securities default and as Securities mature, are exchanged, redeemed, prepaid, paid or sold, or as the expenses of the Fund change.

  Estimated Current Return on a Unit represents annual cash receipts from coupon-bearing debt obligations in the Portfolio (after estimated annual expenses) divided by the maximum Public Offering Price (including the sales charge). For investors interested primarily in cash flow, current return is a readily ascertainable measure.

  "Current return" provides different information than "yield" or "long-term return". Under accepted bond practice, tax-exempt bonds are customarily offered to investors on a "yield" basis, which involves a computation of yield to maturity (or earlier call date), and which takes into account not only the interest payable on the bonds but also the amortization or accretion to a specified date of any premium over or discount from the par (maturity) value in the bond's purchase price. Various formulas exist for calculating long-term return on a portfolio of debt obligations. Different assumptions regarding, among other things, reinvestment, term to maturity or call date, application of sales charge and deduction for expenses, result in different long-term return figures. Additionally, the resulting figure may be overstated or understated depending on the manner in which a formula takes into account delays in distributions of principal and interest on Units and sales charges. For investors intending to hold Units until the final maturity of the Fund, both current return and long-term return are relevant measures of performance. For the investor who redeems Units earlier, both the current return and the long-term return realized may be diminished, particularly on a sale shortly after acquisition of those Units--because the price received will not reimburse the investor for the sales charge paid.

  Generally, the long-term return of a Unit offered in the secondary market will be lower, sometimes significantly, than its current return, primarily as a result of changes in market rates of interest and any resulting decrease in the terms to maturity of the Debt Obligations in the Portfolio, as well as the likelihood that at least certain of the Debt Obligations will be valued at market premiums. Furthermore, changes in the composition of the Portfolio, defaults on interest payments, changes in market valuation as well as the estimated fees and expenses payable by the Fund will cause current and long-term returns, as well as the difference between them, to fluctuate. Because debt obligations are more likely to be redeemed when valued at a premium over par (generally, those debt obligations bearing the higher coupons), the current return and long-term return realized by an investor may be substantially lower than originally estimated.

  In addition, for the FIRST GNMA SERIES, in actual operation, payments received in respect of the mortgages underlying the Ginnie Maes will consist of a portion representing interest and a portion representing principal. Although the aggregate monthly payment made by the obligor on each mortgage remains constant (aside from optional prepayments of principal), in the early years the larger proportion of each payment will represent interest,
                                       29
while in later years, the proportion representing interest will decline and the proportion representing principal will increase, although, of course, the interest rate remains constant. Moreover, by reason of optional prepayments, payments in the earlier years on the mortgages in the pools may be substantially in excess of those required by the amortization schedules of these mortgages; conversely, payments in later years may be substantially less since the aggregate unpaid principal balances of the underlying mortgages may have been greatly reduced--ultimately even sufficiently reduced to accelerate termination of a Fund. To the extent that those underlying mortgages, bearing the higher interest rates represented in a Portfolio are prepaid faster than the other underlying mortgages, the net annual interest rate per Unit and the return on the Units can be expected to decline. Monthly payments to the Holder will reflect all of the foregoing factors. If a Holder sells all or a portion of his Units, he will receive his proportionate share of the accrued interest from the purchaser of his Units. Similarly, if a Holder redeems all or a portion of his Units, the Redemption Price per Unit will include accrued interest on the Securities. And if a Security is sold, redeemed or otherwise disposed of, accrued interest will be received by the Fund and will be distributed periodically to Holders.

INCOME; ESTIMATED CURRENT RETURN; ESTIMATED AFTER-TAX RETURN (PREFERRED STOCK PUT SERIES)

  The estimated current return is computed by dividing the anticipated net annual income per Unit by the Public Offering Price. The estimated net annual income rate per Unit shows the percentage return based on the face amount or par or stated value per Unit after deducting estimated annual fees and expenses, including the cost of insurance, if any, expressed as a percentage.

  The Estimated After-Tax Return assumes that Holders are taxed at the highest current corporate tax rate and that all dividends on the Preferred Stocks received by the Fund and distributed to Holders will be eligible for the dividends-received deduction for corporations and is determined without regard to any capital gains which may be recognized by such a Series and distributed to Holders. Any such capital gains distributed to Holders will be taxed as a dividend but will not be eligible for the dividends-received deduction. See Taxes below. Net income will change as Securities are exchanged, redeemed, paid or sold, as substitute Securities are purchased, and as the expenses of the Fund change. The Public Offering Price will vary in accordance with fluctuations in the prices of the underlying Securities. Any change in the net income per Unit or the Public Offering Price will result in a change in the current return and the after-tax return.

  There is no assurance that all dividends will be paid in the future on the Preferred Stocks in the Portfolio. Therefore there is no assurance that the estimated annual income or income rate set forth under Investment Summary in Part A of the Prospectus will be realized in the future.

  Because dividends on the Securities in the Fund are paid at varying intervals, usually quarterly, any monthly income distribution may be more or less than the income actually received by the Fund. In order to reduce fluctuations in distributions, the Trustee is required to advance the amounts necessary to provide approximately equal Monthly Income Distributions. The Trustee will be reimbursed, without interest, for these advances from income received on the Securities.

  In addition to the Public Offering Price, the price of a Unit includes the amount per Unit in the Income Account at the date of delivery of Units to the purchaser. If a Holder sells all or a portion of his Units, he will receive his proportionate share of the amount in the Income Account from the purchaser of his Units. Similarly, if a Holder redeems all or a portion of his Units, the Redemption Price per Unit will include the amount per Unit in the Income Account.

  Some of the Securities in the Portfolio may provide for scheduled sinking fund redemptions and optional redemptions prior to maturity. Payments received in respect of the Securities together with amounts realized upon sale of the Securities under certain circumstances (see Redemption) will be distributed to Holders of Units or paid out upon redemption of Units; thus the aggregate par or liquidation value of the Securities in the Portfolio, and accordingly the par or liquidation value of the Securities underlying each Unit, may decrease over time. Although the dividend rates on the Securities will remain constant, as redemptions of Securities are made the subsequent dividend payments will decline. Monthly payments to Holders will reflect the foregoing factors.

  Units are offered to investors on a "dollar price" basis whereby the rate of return on an investment in the Units is stated in terms of estimated current return. The use of "current return" should be contrasted with the "yield to maturity" basis often used in offerings of debt obligations, whereby the rate of return of a debt obligation is expressed as a percentage which is the yield to maturity or to an earlier redemption date of the debt obligation and takes into account not only the interest payable on the debt obligation but also the amortization of discount or premium to the specified date. If the price of the Units is less than $1,000, the yield to maturity will be greater than the current return; if the price of the Units is greater than $1,000, the yield to maturity will be less than the current return.

INCOME AND ESTIMATED RATE TO PROJECTED MATURITY (CASH OR ACCRETION BOND SERIES AND SELECT SERIES)

  Estimated Rate to Projected Maturity of the Compound Interest Bonds is calculated assuming that the mortgages underlying the Ginnie Mae, Fannie Mae or Freddie Mac collateral for the Compound Interest Bonds are prepaid at a certain percentage of the Prepayment Model, that payment on any Compound Interest Bond is not accelerated due to the default of an issuer, that the principal amount of the interestbearing bonds is distributed when it matures, that interest received on the interestbearing bonds will precisely cover the expenses of the Fund, that a Holder does not redeem or sell any Units (including new Units credited annually in respect of the aggregate increase in Accreted Principal Amount of the Compound Interest Bonds) prior to Projected Maturity (which is also calculated assuming prepayments on the underlying mortgages at the specified percentage of the Prepayment Model). See Notes to Portfolio in Part A of the Prospectus for the specific percentage of the Prepayment Model used for these calculations; see Risk Factors--Payment of the Securities and Life of the Fund--Cash or Accretion Bond Series and Select Series above for a discussion of the Prepayment Model. If the Public Offering Price is less than the current principal amount of the Compound Interest Bonds and if the mortgages underlying the Ginnie Mae, Fannie Mae or Freddie Mac collateral prepay faster than the specified assumed rates of the Prepayment Model, the actual return will be greater; if prepayment occurs more slowly than these rates, the actual return will be less. The Public Offering Price will vary in accordance with fluctuations in the prices of the Securities and any reductions in applicable sales charges in the case of quantity purchases of Units (see Public Sale of Units--Public Offering Price). Any change in the Public Offering Price will result in a change in the actual return.

  The economic effect of purchasing Units of the Fund is that the investor who holds his Units until the underlying Compound Interest Bonds are paid or prepaid receives an actual return on his investment over the life of the Compound Interest Bonds that reflects the assumed or implicit automatic reinvestment (accretion) of the compounded interest. This feature differentiates this Fund from funds comprised of customary securities on which periodic interest is paid at market rates at time of issue. An investor in the Units, unlike an investor in a fund comprised of customary securities, lessens his risk of being unable to invest distributions at a comparable rate of return, but may forgo the ability to reinvest fully at higher rates in the future.

RETIREMENT PLANS

  The CASH OR ACCRETION SERIES and SELECT SERIES may be well suited for purchase by individual retirement accounts (IRAs), Keogh plans, pension funds and other qualified retirement plans, certain of which are briefly described below. Generally, capital gains and income received in each of the foregoing plans are exempt from Federal taxation. All distributions from these plans are generally treated as ordinary income but may, in some cases, be eligible for special 5 or 10 year averaging or tax-deferred rollover treatment. Holders of units in IRAs, Keogh plans and other tax-deferred retirement plans should consult their plan custodian as to the appropriate disposition of distributions. Investors considering participation in any of these plans should review specific tax laws related thereto and should consult their attorneys or tax advisers with respect to the establishment and maintenance of any of these plans. These plans are offered by brokerage firms, including each of the Sponsors, and other financial institutions. Fees and charges with respect to these plans may vary.

  Retirement Plans for the Self-Employed--Keogh Plans. Units of the Funds may be purchased by retirement plans established pursuant to the Self-Employed Individuals Tax Retirement Act of 1962 ("Keogh plans") for self- employed individuals, partnerships or unincorporated companies. Qualified individuals may generally make annual tax-deductible contributions up to the lesser of 20% of annual compensation or $30,000 to Keogh plans. The assets of the plan must be held in a qualified trust or other arrangement which meets the requirements of the Code. Generally there are penalties for premature distributions from a plan before attainment of age 59, except in the case of a participant's death or disability and certain other circumstances. Keogh plan participants may also establish separate IRAs (see below) to which they may contribute up to an additional $2,000 per year ($2,250 if a spousal account) is also established.

  Individual Retirement Account--IRA. Any individual (including one covered by an employer retirement plan) can establish an IRA or make use of a qualified IRA arrangement set up by an employer or union for the purchase of Units of the Fund. Any individual can make a contribution to an IRA equal to the lesser of $2,000 ($2,250 if a spousal account is also established) or 100% of earned income; such investment must be made in cash. However, the deductible amount an individual may contribute will be reduced if the individual's adjusted gross income exceeds $25,000 (in the case of a single individual), $40,000 (in the case of married individuals filing a joint return) or $200 (in case of a married individual filing a separate return). A married individual filing a separate return will not be entitled to any deduction if the individual is covered by an employer-maintained retirement plan, without regard to whether the individual's spouse is an active participant in an employer retirement plan. Unless nondeductible contributions were made in 1987 or a later year, all distributions from an IRA will be treated as ordinary income but generally are eligible for tax-deferred rollover treatment. It should be noted that certain transactions
                                       31

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which are prohibited under Section 408 of the Code will cause all or a portion of the amount in an IRA to be deemed to be distributed and subject to tax at that time. A participant's entire interest in an IRA must be, or commence to be, distributed to the participant not later than the April 1 following the taxable year during which the participant attains age 701/2. Taxable distributions made before attainment of age 591/2, except in the case of a participant's death or disability, or where the amount distributed is part of a series of substantially equal periodic (at least annual) payments that are to be made over the life expectancies of the participant and his or her beneficiary, are generally subject to a surtax in an amount equal to 10% of the distribution.

  Corporate Pension and Profit-Sharing Plan. A pension or profit-sharing plan established for employees of a corporation may purchase Units of the Funds.

  The Trustee is empowered to sell Securities in order to make funds available for redemption (Article V) if funds are not otherwise available in the Capital and Income Accounts (see Administration of the Fund--Accounts and Distributions). The Securities to be sold will be selected from a list supplied by the Sponsors. Securities will be chosen for this list by the Sponsors on the basis of those market and credit factors as they may determine are in the best interests of the Fund. Provision is made under the Indenture for the Sponsors to specify minimum face amounts in which blocks of Securities are to be sold in order to obtain the best price for the Fund. While these minimum amounts may vary from time to time in accordance with market conditions, the Sponsors believe that the minimum face amounts which would be specified would range from $25,000 for readily marketable Securities to $250,000 for certain less marketable Securities or Restricted Securities which can be distributed on short notice only by private sale, usually to institutional investors. Provision is also made that sales of Securities may not be made so as to (i) result in the Fund owning less than $250,000 of any Restricted Security or (ii) result in more than 50% of the Fund consisting of Restricted Securities. In addition, the Sponsors will use their best efforts to see that these sales of Securities are carried out in such a way that no more than 40% in face amount of the Fund is invested in Restricted Securities, provided that sales of unrestricted Securities may be made if the Sponsors' best efforts with regard to timely sales of Restricted Securities at prices they deem reasonable are unsuccessful and if as a result of these sales more than 50% of the Fund does not consist of Restricted Securities. Thus the redemption of Units may require the sale of larger amounts of Restricted Securities than of unrestricted Securities.

ADMINISTRATION OF THE FUND

AUTOMATIC UNIT ACCRETION LIQUIDATIONS (CASH OR ACCRETION BOND SERIES AND SELECT SERIES)

  In order to permit Holders whose Units are held in brokers' accounts to receive quarterly or semi-annual cash payments substantially equivalent to the accrued but unpaid interest on the Compound Interest Bonds, Holders may elect (by promptly notifying their account executive so that the broker can notify the Fund Trustee of the election, not later than ten days prior to the quarterly or semi-annual Record Day for Unit Accretion Distribution of each year to sell or redeem the additional Units that have been credited to their account during the previous six months. Holders of Units registered with the Fund Trustee should notify the Fund Trustee in writing of their election not later than ten days prior to the Record Day for Unit Accretion Distribution. Once a Holder has elected automatic liquidation, the election will remain in effect until the Fund Trustee has received notice to rescind the election in the same manner as notified of the election to automatically liquidate. The proceeds from the sale or redemption will be distributed to the Holder within seven calendar days of the Unit Accretion Distribution Date. When additional Units are credited to the account of a Holder, although the Holder's pro rata portion of each Bond does not change, the portion of each Bond represented by each of the Holder's Units (including additional Units) decreases. The Holder's tax cost for his pro rata portion of each Bond, as discussed under Taxes, also does not change, but is spread over the portion of each Bond represented by each of the Holder's Units (including additional Units). Therefore the Holder's tax cost for his per Unit portion of each Bond will decrease. Although additional Units will have been credited to a Holder's account on the basis of one Unit per one dollar of aggregate increase in Accreted Principal Amount of the Compound Interest Bonds, the Units sold or redeemed may not generate proceeds equal to one dollar per Unit because the amount of proceeds depends, of course, on the bid or offering side evaluations of the Bonds at that time.

  If Holders make this election, the Units will be sold to the Sponsors for resale in the secondary market if at the time the Sponsors are making a market for Units at a price which will be computed on the basis of the offering side of the market. If no secondary market is being maintained by the Sponsors, the Units will be redeemed. Notice of election to have Unit Accretion Distributions automatically liquidated quarterly must be received by the Fund Trustee at least ten days prior to the first quarterly Record Day for Unit Accretion Distribution as to which the election is to apply.

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INVESTMENT ACCUMULATION PROGRAMS

  Distributions of interest and any principal or premium received by the Fund will be paid in cash. However, except for FIRST GNMA SERIES, PREFERRED STOCK PUT SERIES, CASH OR ACCRETION BOND SERIES and SELECT SERIES, a Holder may elect to have these distributions reinvested without sales charge in The Corporate Fund Accumulation Program, Inc., which is an open-end management investment company whose primary investment objective is to obtain a high level of current income through investing in a diversified portfolio consisting primarily of corporate debt obligations with investment grade credit characteristics. Holders of Units of the FIRST GNMA SERIES may reinvest their distributions in the GNMA Fund Accumulation Program, Inc. For more complete information about a reinvestment program, including charges and expenses, return the enclosed form for a prospectus. Read it carefully before you decide to participate. It should be noted that interest distributions to Foreign Holders from a reinvestment program will be subject to U.S. Federal income taxes, including withholding taxes and that income on shares of a program will not be eligible for the dividends received deduction for corporations. Investors should note that obligations in these programs are not insured or backed by other third-party obligations. Holders participating in these reinvestment programs will be taxed on their reinvested distributions in the manner described under Taxes even though distributions are automatically reinvested.

  Notice of election to participate must be received by the Trustee in writing at least ten days before the Record Day for the first distribution to which the notice is to apply.

PORTFOLIO SUPERVISION

  The Fund is a unit investment trust which normally follows a buy and hold investment strategy and is not actively managed. Traditional methods of investment management for a managed fund typically involve frequent changes in a portfolio of securities on the basis of economic, financial and market analyses. The Portfolio of the Fund, however, will not be actively managed and therefore the adverse financial condition of an issuer will not necessarily require the sale of its securities from the Portfolio. Defined Asset Funds investment professionals are dedicated exclusively to selecting and then monitoring securities held by the various Defined Funds. On an ongoing basis, experienced financial analysts regularly review the portfolios and may direct the disposition of Securities upon default in payment of amounts due on any of the Securities, institution of certain legal proceedings, existence of any other legal questions or impediments affecting a Security or the payment of amounts due on the Security, default under certain documents adversely affecting debt service, default in payment of amounts due on other securities of the same issuer or guarantor, decline in projected income pledged for debt service on revenue bond issues, if a Security is not consistent with the investment objective of the Fund, if the Trustee has a right to sell or redeem a Security pursuant to any applicable guarantee or other credit support or decline in price or the occurrence of other market or credit factors, including advance refunding (i.e., the issuance of refunding bonds and the deposit of the proceeds thereof in trust or escrow to retire the refunded Securities on their respective redemption dates), that in the opinion of the Sponsors would make the retention of these Securities detrimental to the interest of the Holders; and, for Funds qualified as "regulated investment companies" (see Section A of Taxes above), if the disposition of these Securities is desirable in order to maintain the qualification of the Fund as a "regulated investment company" under the Code. If a default in the payment of amounts due on any Security occurs and if the Sponsors fail to give instructions to sell or to hold the Security, the Indenture provides that the Trustee, within 30 days of that failure by the Sponsors, may sell the Security. Within five days after the elimination of a Debt Obligation and the deposit of a different Debt Obligation in exchange or substitution therefor, the Trustee is required to give notice thereof to each Holder, identifying the Debt Obligations eliminated and the Debt Obligations substituted therefor.

                                       33

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